Exhibit 2.1

EXECUTION VERSION

CONTRIBUTION AND EXCHANGE AGREEMENT

by and between

DORCHESTER MINERALS, L.P.

and

JSFM, LLC

April 30, 2021

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TABLE OF CONTENTS

Page

ARTICLE 1 CLOSING; CONTRIBUTION		1

1.1	Closing	1
1.2	Contribution of the Properties	1
1.3	Excluded Properties	3
1.4	Consideration for the Properties	3
1.5	Instruments of Conveyance	3
1.6	Due Diligence	3
1.7	Settlement Statement.	4
1.8	No Liabilities Assumed by the Partnership	5
1.9	Tax Treatment	5

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP		6

2.1	Organization and Existence	6
2.2	Governing Documents	6
2.3	Capitalization of the Partnership	6
2.4	Authority Relative to this Agreement	7
2.5	Noncontravention	7
2.6	Governmental Approvals	8
2.7	Financial Statements	8
2.8	Absence of Undisclosed Liabilities	8
2.9	Absence of Certain Changes	8
2.1	Compliance With Laws	8
2.11	Brokerage Fees	9
2.12	Listing	9
2.13	SEC Filings	9
2.14	Taxation	9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR		10

3.1	Organization and Existence	10
3.2	Authority Relative to this Agreement	10
3.3	Noncontravention	10
3.4	Governmental Approvals	11
3.5	Reserved	11
3.6	Absence of Undisclosed Liabilities	11
3.7	Absence of Certain Changes	11
3.8	Tax Matters	11
3.9	Compliance with Laws	12
3.1	Legal Proceedings	12
3.11	Permits	12
3.12	Environmental Matters	12
3.13	Commitments	13

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3.14	No Alienation	13
3.15	Make-Up Rights	13
3.16	Imbalances	13
3.17	Basic Documents	14
3.18	Area of Mutual Interest and Other Agreements; Tax Partnerships	14
3.19	Payment of Expenses	14
3.2	Oral Contracts	14
3.21	Preferential Rights and Consents to Assign	14
3.22	No Participating Minerals	14
3.23	Brokerage Fees	14
3.24	Investment Intent	15
3.25	Disclosure	15

ARTICLE 4 CONDUCT OF THE CONTRIBUTOR PENDING CLOSING; CERTAIN ACTIONS RELATING TO CLOSING		15

4.1	Conduct and Preservation of the Business of the Contributor	15
4.2	Restrictions on Certain Actions of the Contributor	15

ARTICLE 5 ADDITIONAL AGREEMENTS		16

5.1	Access to Information; Confidentiality	16
5.2	Notification of Certain Matters	17
5.3	Reasonable Best Efforts	17
5.4	Public Announcements	18
5.5	Amendment of Schedules	18
5.6	Fees and Expenses	18
5.7	Tax Disclosure	18
5.8	Post-Closing Assurances and Access to Records	18
5.9	NASDAQ Listing	19
5.1	SEC Reporting; Financial Statements	19

ARTICLE 6 CONDITIONS		19

6.1	Conditions to Obligations of the Parties	19
6.2	Conditions to Obligation of the Contributor	20
6.3	Conditions to Obligation of the Partnership	20

ARTICLE 7 PRODUCTION, PROCEEDS, EXPENSES AND TAX MATTERS		21

7.1	Division of Ownership	21
7.2	Division of Expenses	22
7.3	Recording and Transfer Expenses	22
7.4	Taxes	22
7.5	Casualty Loss	23

ARTICLE 8 TERMINATION		24

8.1	Termination	24
8.2	Effect of Termination	25

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ARTICLE 9 INDEMNIFICATION		25

9.1	Survival of Representations, Warranties, Covenants and Agreements	25
9.2	Indemnification	25
9.3	Indemnification Procedures	27

ARTICLE 10 MISCELLANEOUS		28

10.1	Notices	28
10.2	Entire Agreement	29
10.3	Binding Effect; Assignment; Third Party Benefit	29
10.4	Severability	29
10.5	Governing Law; Consent to Jurisdiction	30
10.6	Descriptive Headings	31
10.7	Gender	31
10.8	References	31
10.9	Counterparts	31
10.1	Injunctive Relief	31
10.11	Amendment	31
10.12	Waiver	31

ARTICLE 11 DEFINITIONS		32

11.1	Certain Defined Terms	32
11.2	Certain Additional Defined Terms	36

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INDEX TO EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	Properties
Exhibit B	Instruments of Conveyance
Exhibit C	Excluded Properties

Schedules

Partnership Schedules

Schedule 2.5	Noncontravention
Schedule 2.6	Governmental Approvals
Schedule 2.7	Financial Statements
Schedule 2.8	Absence of Undisclosed Liabilities
Schedule 2.9	Absence of Certain Changes
Schedule 2.10	Compliance With Laws

Contributor Schedules

Schedule 3.3	Noncontravention
Schedule 3.4	Governmental Approvals
Schedule 3.6	Absence of Undisclosed Liabilities
Schedule 3.7	Absence of Certain Changes
Schedule 3.9	Compliance With Laws
Schedule 3.10	Legal Proceedings
Schedule 3.11	Permits
Schedule 3.12	Environmental Matters
Schedule 3.18	AMI and Other Agreements

Other Schedules

Schedule 4.2(a)	Permitted Encumbrances

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CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (“Agreement”) is executed as of April 30, 2021 by and between Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), and JSFM, LLC, a Wyoming limited liability company (the “Contributor”).

W I T N E S S E T H:

WHEREAS, the Contributor owns certain interests in oil and gas properties, rights and related assets that are defined and described herein as the “Properties”;

WHEREAS, the Contributor desires to contribute the Properties to the capital of the Partnership in exchange for Common Units, as provided herein; and

WHEREAS, it is the desire of the parties hereto to set forth the specific terms and conditions of the foregoing;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

CLOSING; CONTRIBUTION

1.1    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Thompson & Knight LLP, One Arts Plaza, 1722 Routh Street, Suite 1500, Dallas, Texas 75201, at 9:00 a.m., local time, on June 30, 2021, or at such other time or place or on such other date as the parties hereto shall agree (the “Closing Date”).

1.2    Contribution of the Properties. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, the Contributor shall assign, transfer, deliver and convey (collectively, “transfer”), or cause to be transferred, to the Partnership, and the Partnership shall acquire from the Contributor, free and clear of any Encumbrances created by, through or under Contributor other than Permitted Encumbrances, all of the following (collectively, the “Properties”):

(a)    all of the Contributor’s undivided interests in and to the Oil and Gas and Other Minerals in, on and under the properties, rights and interests (including, without limitation, Oil and Gas Leases, royalty interests, overriding royalty interests, fee royalty interests, fee mineral interests, net profits interests and other interests) described in Exhibit A attached hereto and made a part hereof;

(b)    all of the Contributor’s interests in and to all Oil and Gas and/or Other Minerals unitization, lease pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the Units created thereby, as it relates to the properties, rights and interests described in Section 1.2(a);

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(c)    all of the Contributor’s interests in and rights under all operating agreements, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farm-out and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in Section 1.2(a) or Section 1.2(b) or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of Oil and Gas or Other Minerals produced from (or allocated to) such properties, rights and interests, as same may be amended or supplemented from time to time;

(d)    all interests in all Oil and Gas and Other Minerals produced from or allocated to the properties, rights and interests described in Section 1.2(a) or Section 1.2(b), and any products processed or obtained therefrom (collectively, the “Production”), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds relates occurred on, before or after the Reference Date, other than proceeds of Production that are attributable to periods prior to the Reference Date and that are actually received by the Contributor prior to the Reference Date), and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdiction in which the Properties are located, or statutes made applicable to the Properties under federal law (or some combination of federal and state law);

(e)    all interests in all payments received, or to be received, in lieu of production from the properties, rights and interests described in Section 1.2(a) or Section 1.2(b) (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after the Reference Date, other than payments attributable to periods prior to the Reference Date and that are actually received by the Contributor prior to the Reference Date), including, without limitation, (i) ”take or pay” payments and similar payments, (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, (iii) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by the Contributor as a result of the Contributor (and/or its predecessors in title) taking or having taken less gas from lands covered by a property right or interest described in Section 1.2(a) or Section 1.2(b), than its ownership of such property right or interest would entitle it to receive and (iv) shut-in rental or royalty payments;

(f)    to the extent legally transferable, all interests in all favorable contract rights and choses in action (i.e., rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described in Sections 1.2(a)-(d) regardless of whether the same arose, and/or the events which gave rise to the same occurred on, before or after the Reference Date hereof, and further regardless of whether same arise under contract, the law or in equity;

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(g)    an amount of cash in immediately available funds equal to all of the cash receipts from or attributed to the Properties that were received by the Contributor during the period beginning on the Reference Date and ending on the Closing Date (the “Contributed Cash”); and

(h)    all rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation executive rights (i.e., rights to execute leases), rights to receive bonuses and delay rentals and rights to grant pooling authority.

1.3    Excluded Properties. Notwithstanding the foregoing, the Properties shall not include and there is excepted, reserved and excluded from the transaction contemplated hereby those properties and interests set forth on Exhibit C (collectively, the “Excluded Properties”).

1.4    Consideration for the Properties. The aggregate consideration for the contribution of the Properties shall be 725,000 Common Units (the “Subject Units”), which shall be issued pursuant to an effective registration statement on Form S-4 without a restrictive legend and listed on the NASDAQ Global Select Market. Prior to the Closing, the Partnership shall designate American Stock Transfer and Trust Company (the “Exchange Agent”) for the purpose of issuing and delivering to the Contributor the Subject Units. Promptly after the Closing, the Partnership will send, or will cause the Exchange Agent to send, to the Contributor a direct registration book-entry statement setting forth that number of whole Common Units that the Contributor has a right to receive pursuant to this Section 1.4.

1.5    Instruments of Conveyance. In order to effectuate the transfer of the Properties contemplated by Section 1.2, at the Closing, the Contributor shall execute and deliver, or cause to be executed and delivered to the Partnership, dated as of the Closing Date but effective as of the Reference Date, the deeds and conveyances substantially in the form attached hereto as Exhibit B (the “Conveyances”) and such deeds (in reasonable and local customary form and describing the Properties) and other bills of sale, certificates of title and other documents or instruments of assignment, transfer, or conveyance as the Partnership shall deem reasonably necessary to convey title in and to the Properties. The Conveyances shall warrant title by, through and under Contributor but not otherwise.

1.6    Due Diligence. The Contributor shall make available to the Partnership all title opinions, supplemental title opinions and other title information in the possession of the Contributor or to which the Contributor has access and relating to the Properties. The Partnership may, to the extent it deems appropriate, conduct, at its sole cost, such title examination or investigation as it may choose to conduct with respect to the Properties. If any matter comes to the Partnership’s attention which would render title to the Properties unacceptable in the Partnership’s complete discretion, the Partnership may notify the Contributor of such determination, specifying those title defects which render title to the Properties unacceptable, at any time but no later than June 14, 2021 (“Title Rejection Deadline”). If the Partnership notifies the Contributor of its rejection of Title, the Contributor may, by written notice to the Partnership delivered at least five (5) days before Closing, attempt to cure the alleged title defects to the Partnership’s reasonable satisfaction at least one (1) day prior to the Closing Date. Failure to timely notify the Partnership of an election to cure shall constitute an election not to cure the alleged title defects. If: (a) the Contributor has not cured the alleged title defects to the Partnership’s reasonable satisfaction at least one (1) day prior to the Closing Date, or (b) the Contributor does not elect to cure the alleged title defects, the Partnership may, in its sole discretion, elect to terminate this Agreement by delivering written notice to Contributor. In no event; however, shall there be any adjustment to the consideration to be received by Contributor at Closing unless otherwise mutually agreed in writing by the Contributor and the Partnership.

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1.7    Settlement Statement.

(a)    Not later than one (1) Business Day prior to the Closing Date, the Contributor shall prepare and deliver to the Partnership a statement setting forth a good faith estimate and calculation of (i) the Subject Units, after giving effect to all adjustments listed in Section 1.6, (ii) the number of Subject Units to be delivered to the Contributor at the Closing and (iii) the Contributed Cash through the date of the Settlement Statement (such matters, the “Settlement Matters” and such statement, the “Estimated Settlement Statement”); provided that to the extent that the Partnership and the Contributor disagree on the amounts described in subparts (i), (ii) or (iii) of this Section 1.7(a), the Partnership and the Contributor shall negotiate in good faith to resolve such disagreements prior to the Closing.

(b)    Within sixty (60) days after the Closing Date, the Partnership shall prepare and deliver to the Contributor a statement setting forth its calculation of the Settlement Matters, including a calculation of the Contributed Cash through the Closing and the Contributed Cash True-up Amount (the “Closing Settlement Statement”). For purposes of this Section 1.7, the “Contributed Cash True-up Amount” shall be the amount equal to the difference between the Contributed Cash set forth on the Closing Settlement Statement and the Contributed Cash set forth on the Estimated Settlement Statement.

(c)    Within thirty (30) days of receiving the Closing Settlement Statement (the “Review Period”), the Contributor may object to the Closing Settlement Statement by delivering to the Partnership a written statement setting forth the Contributor’s objections in reasonable detail, indicating each disputed item or amount and the basis for the Contributor’s disagreement therewith (the “Statement of Objections”). If the Contributor fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Settlement Statement shall be deemed to have been accepted by the Contributor, and the amounts owed by one party to the other party shall be paid to such other party within five (5) Business Days thereof. If the Contributor delivers the Statement of Objections before the expiration of the Review Period, the Contributor and the Partnership shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the matters set forth on the Closing Settlement Statement, with such changes as may have been previously agreed in writing by the Contributor and the Partnership, shall be final and binding.

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(d)    If the Contributor and the Partnership fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of Weaver and Tidwell, L.L.P. or, if Weaver and Tidwell, L.L.P. is unable to serve, the Contributor and the Partnership shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants other than Contributor’s accountants or Partnership’s accountants (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Closing Settlement Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Settlement Statement and the Statement of Objections, respectively. The fees and expenses of the Independent Accountant shall be paid fifty percent (50%) by the Contributor and fifty percent (50%) by the Partnership. The Independent Accountant shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Settlement Statement shall be conclusive and binding upon the parties hereto. Any amount owed by one party to the other party, as a result of a determination by the Independent Accountant or agreement of the parties, shall be paid to such other party within five (5) Business Days of such determination or agreement.

1.8    No Liabilities Assumed by the Partnership. The Partnership shall not assume or take title to the Properties subject to, or in any way be liable or responsible for any liabilities, contracts, commitments and other obligations of the Contributor. The Partnership shall only be liable to the Contributor for its own acts or omissions.

1.9    Tax Treatment. The Contributor and the Partnership agree that the transactions contemplated by this Agreement shall be treated for all federal and applicable state income Tax purposes as a contribution to capital under Section 721(a) of the Code to the extent of the Subject Units received by the Contributor (the “Tax Treatment”). Consistent with the foregoing, Contributor shall be treated as having first received all 725,000 of the Subject Units at Closing, and then as having delivered 25,000 of the Subject Units to Eagle River Holdings, LLC as payment in kind of the applicable broker’s fee owed by Contributor. The Contributor and the Partnership agree to file all Tax Returns in a manner consistent with the Tax Treatment, and neither the Contributor nor the Partnership shall take, or shall permit any Affiliate to take, any position inconsistent with such Tax Treatment on any Tax Return or otherwise, unless required to do so by Applicable Law or a “determination” within the meaning of Code Section 1313(a)(1).

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ARTICLE 2

    REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Contributor that:

2.1    Organization and Existence. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Partnership has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. The Partnership is duly qualified and in good standing to do business as a foreign limited partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Partnership.

2.2    Governing Documents. The Partnership Agreement has been duly authorized, executed and delivered by the Partnership and is, and will be, a valid and legally binding agreement of, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3    Capitalization of the Partnership.

(a)    All of the outstanding Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid and nonassessable. Dorchester Minerals Management LP, a Delaware limited partnership (the “Partnership GP”), is the sole general partner of the Partnership. On the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 34,679,774 Common Units. As of the date hereof, there are no classes of Partnership securities or units outstanding or authorized, other than Common Units.

(b)    The Subject Units (and the limited partner interests represented thereby), will be duly authorized in accordance with the Partnership Agreement, and, when issued and delivered to the Contributor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable, and will be issued free and clear of any lien, claim or Encumbrance, and will be issued pursuant to an effective registration statement on Form S-4 without a restrictive legend and listed on the NASDAQ Global Select Market.

(c)    Except for the Subject Units or as described in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Partnership Agreement or any other agreement or instrument to which the Partnership is a party or by which it may be bound. Except for the Subject Units or as described in the Partnership Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Units or other securities of the Partnership are outstanding.

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(d)    The Subject Units when issued and delivered against the contribution therefor as provided herein, will conform in all material respects to the description thereof contained in the Partnership Agreement. The Partnership has all requisite power and authority to issue, sell and deliver the Subject Units in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. As of the Closing Date, all partnership action for the authorization, issuance, sale, delivery and listing of the Subject Units shall have been validly taken, and no other authorization by any of such parties is required therefore.

2.4    Authority Relative to this Agreement. The Partnership has full partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Partnership of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Partnership GP, and no other partnership proceedings on the part of the Partnership are necessary to authorize the execution, delivery and performance by the Partnership of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Partnership and constitutes, and each other agreement, instrument or document executed or to be executed by the Partnership in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Partnership and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Partnership enforceable against the Partnership in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

2.5    Noncontravention. Except as otherwise indicated on Schedule 2.5, the execution, delivery and performance by the Partnership of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Partnership Agreement or the certificate of limited partnership of the Partnership, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Partnership is a party or by which the Partnership or any of its properties may be bound, (c) result in the creation or imposition of any Encumbrance upon the properties of the Partnership or (d) assuming compliance with the matters referred to in Section 2.6, violate any Applicable Law binding upon the Partnership, except, in the case of clauses (b), (c) and (d) of this Section 2.5, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership.

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2.6    Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Partnership in connection with the execution, delivery or performance by the Partnership of this Agreement or the consummation by it of the transactions contemplated hereby, other than (a) compliance with any applicable state securities or takeover laws, (b) as set forth on Schedule 2.6, (c) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (d) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership.

2.7    Financial Statements. Attached as Schedule 2.7 or filed with the SEC Filings is a copy of the Partnership’s audited consolidated balance sheet as of December 31, 2020, and the related audited consolidated statements of income, unitholders’ equity and cash flows for the year then ended, and the notes and schedules thereto, together with the report thereon of Grant Thornton LLP, independent certified public accountants (the “Partnership Financial Statements”). The Partnership Financial Statements (y) have been prepared from the books and records of the Partnership in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, and (z) accurately and fairly present the Partnership’s consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended.

2.8    Absence of Undisclosed Liabilities. To the Knowledge of the Partnership, as of the date of this Agreement, the Partnership has no liability or obligation with respect to the property held by the Partnership (whether accrued, absolute, contingent, unliquidated or otherwise), except (a) liabilities described in the notes accompanying the Partnership Financial Statements, (b) liabilities which have arisen since the date of the Partnership Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (d) liabilities disclosed on Schedule 2.8 and (e) other liabilities which, in the aggregate, are not material to the Partnership.

2.9    Absence of Certain Changes. As of the date of this Agreement, except as disclosed on Schedule 2.9, since the date of the Partnership Financial Statements, (a) to the Knowledge of the Partnership there has not been any Material Adverse Effect on the Partnership or any event or condition that might reasonably be expected to result in any Material Adverse Effect on the Partnership, (b) the business of the Partnership has been conducted only in its ordinary course of business, (c) the Partnership has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business, and (d) the Partnership has not suffered any material loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance).

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2.10    Compliance With Laws. Except as disclosed on Schedule 2.10, to the Knowledge of the Partnership, the Partnership has complied in all respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on the Partnership. Except as disclosed on Schedule 2.10, the Partnership has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that the Partnership has not so complied. The Partnership has not been charged or, to the Knowledge of the Partnership, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Partnership, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of the Partnership will not have a Material Adverse Effect on the Partnership.

2.11    Brokerage Fees. Other than Anderson King Energy Consultants, LLC, the Partnership has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

2.12    Listing. The outstanding Common Units are listed for trading on the NASDAQ Global Select Market.

2.13    SEC Filings. Since January 1, 2021, the Partnership has filed with the Securities and Exchange Commission (the “SEC”) all forms, reports, schedules, statements, and other documents required to be filed by it under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and all other federal securities laws. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Partnership with the SEC since such date are herein collectively referred to as the “SEC Filings.” The Partnership has delivered or made available to the Contributor accurate and complete copies of all the SEC Filings in the form filed by the Partnership with the Securities and Exchange Commission. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. To the Knowledge of the Partnership, none of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All material contracts of the Partnership have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. The Partnership shall deliver or make available to the Contributor as soon as they become available accurate and complete copies of all forms, reports, and other documents furnished by it to its limited partners generally or filed by it with the SEC subsequent to the date hereof and prior to the Closing Date.

2.14    Taxation. To the Knowledge of the Partnership, the Partnership is qualified to be taxed as a partnership under the provisions of the Code, has made no election to be excluded from being so taxed, and has received no written notice from the Internal Revenue Service or other Governmental Entity that such qualification is in question or under investigation.

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ARTICLE 3

    REPRESENTATIONS AND WARRANTIES
OF THE CONTRIBUTOR

The Contributor hereby jointly and severally represents and warrants to the Partnership as follows:

3.1    Organization and Existence. The Contributor is duly organized, validly existing and in good standing under the laws of the State of Wyoming. The Contributor has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses as presently conducted. The Contributor is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its businesses or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Contributor, the Properties or any Oil and Gas Lease.

3.2    Authority Relative to this Agreement. The Contributor has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other proceedings are necessary to authorize the execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered by the Contributor and constitutes, or when executed will be, duly executed and delivered by the Contributor and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Contributor enforceable against the Contributor in accordance with its respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

3.3    Noncontravention. Except as otherwise indicated on Schedule 3.3, the execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a violation of any provision of the governing instruments of the Contributor, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Contributor is a party or by which the Contributor or any of the Properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the Properties or (iv) assuming compliance with the matters referred to in Section 3.4, violate any Applicable Law binding upon the Contributor.

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3.4    Governmental Approvals. Other than as described on Schedule 3.4, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Contributor in connection with the execution, delivery or performance by the Contributor of this Agreement or the other Transaction Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (a) as set forth on Schedule 3.4 and (b) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

3.5    Reserved.

3.6    Absence of Undisclosed Liabilities. As of the date of this Agreement, the Contributor has no liability or obligation with respect to the Properties (whether accrued, absolute, contingent, unliquidated or otherwise), except as disclosed on Schedule 3.6.

3.7    Absence of Certain Changes. As of the date of this Agreement, except as disclosed on Schedule 3.7, since the Reference Date, (a) there has not been any Material Adverse Effect on the Contributor, the Properties or, to the Knowledge of the Contributor, on any Oil and Gas Lease, or any event or condition that might reasonably be expected to result in any Material Adverse Effect on the Contributor, the Properties or, to the Knowledge of the Contributor, on any Oil and Gas Lease, (b) the businesses of the Contributor has been conducted only in its ordinary course of business, (c) the Contributor has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business with respect to the Properties, (d) the Contributor has not suffered any material loss, damage, destruction or other casualty to any of the Properties (whether or not covered by insurance), (e) the Contributor has not taken any of the actions set forth in Section 4.2 except as permitted thereunder and (f) to the Knowledge of the Contributor, the Oil and Gas Leases have not suffered any material loss, damage, destruction or other casualty.

3.8    Tax Matters. As of the Closing Date, all Tax Returns required to be filed with respect to the Properties, including those relating to Asset Taxes, severance Taxes and any other Taxes imposed on or with respect to the Properties and any production therefrom, required to be filed by the Contributor, have been timely filed (taking into account any extension of time to file granted or obtained) with the applicable Taxing authority, all such Tax Returns are true, correct and complete, and all Taxes required to be shown thereon have been timely and properly paid in full. The Contributor has complied with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld and paid over to the appropriate Taxing authority all amounts required to be so withheld and paid under all applicable Laws. There are no Encumbrances for Taxes (other than for Permitted Encumbrances) upon any of the Properties. There has been no issue raised or adjustment proposed (and to the Knowledge of the Contributor, none is pending) by the IRS or any other Taxing authority in connection with any of such Tax Returns, nor has the Contributor received any written notice from the IRS or any such other Taxing authority that any such Tax Return is being audited or may be audited or examined. The Contributor has not agreed to the extension or waiver of any statute of limitations on the assessment or collection of any such Tax or with respect to any such Tax Return. The Contributor is not a “foreign person” within the meaning of Section 1445 (or similar provisions) of the Code. No assets comprising the Properties is (a) subject to a tax partnership agreement or (b) otherwise treated as an interest in a “partnership” as defined in Section 761 of the Code. All income derived from operation of the Properties constitutes “royalty” or “overriding royalty” income (within the meaning of Section 512(b)(2) of the Code) and is “qualifying income” (within the meaning of Section 7704(d) of the Code). The information provided in the Tax Basis Schedule is (or will be upon completion) true, complete and correct in all material respects. The acquisition and purchase of the Properties will not cause the Partnership to be liable as a successor or transferee by statute, contract or otherwise for any Taxes for which Contributor is responsible.

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3.9    Compliance with Laws. Except as disclosed on Schedule 3.9, the Contributor has complied in all respects with all Applicable Laws relating to the ownership or, to the Knowledge of the Contributor, the operation of the Properties, except for noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on the Contributor or the Properties. Except as disclosed on Schedule 3.9, the Contributor has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that the Contributor has not so complied. The Contributor has not, and to the Knowledge of the Contributor, the Lessees have not, been charged or, to the Knowledge of the Contributor, threatened with, or under investigation with respect to, any material violation of any Applicable Law relating to any aspect of the ownership or operation of the Properties.

3.10    Legal Proceedings. Except as disclosed on Schedule 3.10, there are no Proceedings pending or, to the Knowledge of the Contributor, threatened against or involving the Contributor, the Properties, the Oil and Gas Leases or the rights of the Contributor with respect to the Properties. Except as disclosed on Schedule 3.10, the Contributor is not subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to materially affect title to or the value of the Properties. There are no Proceedings pending or, to the Knowledge of the Contributor, threatened against the Contributor or the Properties (or any Oil and Gas Lease), seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect the Contributor’s ability to consummate the transactions contemplated hereby.

3.11    Permits. To the Knowledge of the Contributor, all Lessees hold all Permits necessary or required for the conduct of its business as currently conducted, except for Permits the absence of which do not and will not have a Material Adverse Effect on the Contributor, the Properties or any Oil and Gas Lease. To the Knowledge of the Contributor, each of such Permits is in full force and effect, and the Contributor and such Lessees are in compliance with each such Permit, except in such respects as would not reasonably be expected to have a Material Adverse Effect on the Contributor, the Properties or any Oil and Gas Lease. Except as disclosed on Schedule 3.11, the Contributor has not received any written notice from any Governmental Entity, and no Proceeding is pending or, to the Knowledge of the Contributor, threatened with respect to any alleged failure by the Contributor or the Lessees to have any Permit the absence of which would have a Material Adverse Effect on the Contributor, the Properties or the Oil and Gas Leases.

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3.12    Environmental Matters. Except as disclosed on Schedule 3.12, to the Knowledge of the Contributor:

(a)    The Contributor has not received any notifications of any Proceedings pending or threatened against the Contributor, the Properties or any of the lands to which the Properties relate (the “Real Properties”), alleging that the Contributor or any of the Real Properties or the Properties are in violation of, or otherwise subject to liability under, any Applicable Environmental Law, other than any such notifications that the Contributor has resolved in accordance with Applicable Environmental Laws.

(b)    The Contributor has not received any notice of any investigation or inquiry or request for information regarding the Real Properties, the Properties, or the operations under any Oil and Gas Lease from any Governmental Entity under any Applicable Environmental Law, including, without limitation, CERCLA and RCRA.

(c)    There has been no claim against the Contributor asserting Environmental Liability or another liability for exposure of any Person or property (such as livestock, cattle, horses, pigs, goats, sheep and chickens, but not real property) to Hazardous Materials in connection with any of the Real Properties, the Properties or under any Oil and Gas Leases that the Contributor or the responsible Person has not resolved.

(d)    The Contributor either has made, or will, immediately after the execution of this Agreement, make available to the Partnership all environmental assessment, investigatory, and audit reports, studies, analyses, and correspondence relating to the Properties or the Real Properties that are in actual control of the Contributor and addressing Releases or threatened Releases, Remediations, Environmental Liabilities, Environmental Conditions, or violations of Applicable Environmental Laws.

3.13    Commitments. The Contributor has incurred no expenses, and have made no commitments to make expenditures (and the Contributor has not entered into any agreements that would obligate the Partnership to make expenditures), in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Properties after the Closing Date.

3.14    No Alienation. Within 120 days of the date hereof, the Contributor has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Properties.

3.15    Make-Up Rights. The Contributor has not and, to the Knowledge of the Contributor, no other party, has received prepayments (including, but not limited to, payments for gas not taken pursuant to “take-or-pay” or similar arrangements) for any oil or gas produced from the Properties or related to the Oil and Gas Leases as a result of which the obligation does or may exist to deliver oil or gas produced from the Properties after the Reference Date without then receiving payment (or without then receiving full payment) therefore or to make repayments in cash.

3.16    Imbalances. To the Knowledge of the Contributors, there are no imbalances among the owners of the interests in any wells and units related to the Properties that could have a Material Adverse Effect on the net revenues that the Partnership will be entitled to receive from the Properties from the then current month’s production.

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3.17    Basic Documents. To the Knowledge of the Contributor:

(a)    (i) The Contributor is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under any Basic Documents, and (ii) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists under any Basic Documents, to the extent such breach or default (whether by the Contributor or such third party) could reasonably be expected to have a Material Adverse Effect on the Properties after the Closing Date;

(b)    All payments (including all delay rentals, royalties and shut-in royalties) owing under Basic Documents have been and are being made (timely, and before the same became delinquent) by third parties where the non-payment of same by a third party could materially and adversely affect the ownership, exploration, development, operation, maintenance, value or use of any of the Properties after the Closing Date.

For the purposes of the representations contained in this Section 3.17 (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of the Contributor or any Lessee under a Basic Document, shall be considered material.

3.18    Area of Mutual Interest and Other Agreements; Tax Partnerships. Except as disclosed on Schedule 3.18, no Property is subject to any area of mutual interest agreements, and no Property is subject to any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Closing Date. No Property is subject to (or has related to it) any tax partnership.

3.19    Payment of Expenses. All expenses relating to the ownership of the Properties, have been, and are being, paid (timely, and before the same become delinquent) by the Contributor, except such expenses as are disputed in good faith by the Contributor and for which an adequate accounting reserve has been established by the Contributor.

3.20    Oral Contracts. The Contributor has not entered into any oral contract with respect to the Properties.

3.21    Preferential Rights and Consents to Assign. There are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for the Contributor to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of the Contributor.

3.22    No Participating Minerals. The Properties do not include any unleased or other mineral interest where the Contributor has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.

3.23    Brokerage Fees. Other than Eagle River Energy Advisors, LLC, the Contributor has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

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3.24    Investment Intent. The Contributor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(a)    The Contributor has carefully reviewed this Agreement, the SEC Filings, the Partnership Agreement and other documentation relating to the Partnership and have had such opportunity as deemed necessary by the Contributor and its advisors and Affiliates to ask questions of the Partnership and their Affiliates, officers and employees to enable the Contributor to make an informed investment decision concerning the receipt of the Subject Units pursuant to the transactions contemplated by this Agreement, the operation of the Partnership, and the investment risks associated with the Contributor’s investment in the Partnership.

(b)    The Contributor, by entering into this Agreement, (i) requests admission as a limited partner of the Partnership and agree to comply with, and be bound by, and hereby executes, the Partnership Agreement, (ii) represents and warrants that the Contributor has all right, power and authority and the capacity necessary to enter into the Partnership Agreement, (iii) appoints the general partner of the Partnership and, if a liquidator shall be appointed, the liquidator of the Partnership as the Contributor’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto necessary or appropriate for the Contributor’s admission as a limited partner and as a party to the Partnership Agreement, (iv) gives the power of attorney provided for in the Partnership Agreement and (v) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.

3.25    Disclosure. The Contributor has provided the Partnership with a copy of all Records that the Contributor has received since January 1, 2020.

ARTICLE 4

CONDUCT OF THE CONTRIBUTOR PENDING CLOSING;
CERTAIN ACTIONS RELATING TO CLOSING

4.1    Conduct and Preservation of the Business of the Contributor. The Contributor hereby covenants and agrees with the Partnership that, except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Contributor (a) shall conduct its operations according to the ordinary course of business and in material compliance with all Applicable Laws and (b) shall use its reasonable best efforts to preserve, maintain and protect the Properties.

4.2    Restrictions on Certain Actions of the Contributor. Except as otherwise expressly provided in this Agreement, prior to the Closing Date, the Contributor shall not, without the consent of the Partnership:

(a)    mortgage or pledge any of the Properties or create or suffer to exist any Encumbrance thereupon, other than the Permitted Encumbrances set forth on Schedule 4.2(a);

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(b)    sell, lease, transfer or otherwise dispose of, directly or indirectly, any of the Properties, except in the ordinary course of business;

(c)    amend, modify or change any existing lease or contract with respect to the Properties, other than in the ordinary course of the business;

(d)    waive, release, grant or transfer any rights of value relating to the Properties, other than in the ordinary course of business;

(e)    delay payment of any account payable or any known or accrued liability relating to the Properties beyond the earlier of thirty (30) days or its due date or the date when such liability would have been paid in the ordinary course of business, unless such delay is due to a good faith dispute as to liability or amount;

(f)    permit any current insurance or reinsurance or continuation coverage to lapse if such policy insures risks, contingencies or liabilities (including product liability) related to the Properties other than in connection with any advance renewal or replacement of an existing insurance policy;

(g)    except as set forth in this Section 4.2, take any action that would make any of the representations or warranties of the Contributor untrue as of any time from the date of this Agreement to the Closing Date, or would result in any of the conditions set forth in this Agreement not being satisfied;

(h)    merge into or with or consolidate with any other Person or acquire all or substantially all of the business or assets of any other Person; or

(i)    agree in writing or otherwise to take any of the actions described in this Section 4.2.

ARTICLE 5

ADDITIONAL AGREEMENTS

5.1    Access to Information; Confidentiality. Subject to the requirements of any confidentiality agreement by which it is presently bound, Contributor hereby agrees to provide the Partnership copies of the Records (a) in its possession or control, or (b) received by it subsequent to the date hereof and prior to the Closing Date as soon as reasonably practicable after the date of receipt of such Records. From the date hereof through the Closing, the Contributor shall afford the Partnership and their representatives reasonable access to the offices and personnel of the Contributor, and the Records during normal business hours, in order that the Partnership may have a full opportunity to make such investigations as it desires with respect to the Properties; provided that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of the Contributor or impede the efforts of the Contributor to comply with their other obligations under this Agreement. Until the Closing occurs, each party shall hold in confidence all such information, including the Records, on the terms and subject to the conditions contained in that certain Mutual Nondisclosure Agreement dated March 11, 2021 between the Partnership and the Contributor, which shall terminate, as of the Closing. From and after the Closing, the Contributor shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person (“Representatives”) to hold, in confidence any and all confidential or proprietary information, whether written or oral, concerning the Partnership or the Properties (“Confidential Information”), except to the extent that the Contributor can show that such information (a) is generally available to and known by the public through no fault of the Contributor, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by the Contributor, any of its Affiliates or their respective Representatives from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Contributor or any of its Affiliates or their respective Representatives are compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Applicable Law, the Contributor shall promptly notify the Partnership in writing and shall disclose only that portion of such Confidential Information that the Contributor is advised by its counsel is legally required to be disclosed, provided that the Contributor shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

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5.2    Notification of Certain Matters. Each party shall give prompt notice to the other parties of (a) any fact or circumstance that would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.2 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in ARTICLE 6 or (iii) limit or otherwise affect the remedies available hereunder to any party receiving such notice.

5.3    Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (a) cooperating in determining whether any other consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby, (b) using its reasonable best efforts to obtain any such consents, approvals, orders, authorizations and waivers and to effect any such declarations, filings and registrations, (c) using its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) using its reasonable best efforts to defend, and to cooperate in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (e) executing of any additional instruments necessary to consummate the transactions contemplated hereby.

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5.4    Public Announcements. The Partnership may from time-to-time make such press releases or otherwise make public statements with respect to this Agreement of the transactions contemplated hereby as the Partnership deems appropriate, in its sole discretion. The Contributor shall not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Partnership.

5.5    Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto with respect to any matter hereafter discovered which, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 6.2(a) and Section 6.3(a) have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.

5.6    Fees and Expenses. All fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred.

5.7    Tax Disclosure. Except as reasonably necessary to comply with applicable securities laws and notwithstanding anything in this Agreement to the contrary or in any other agreement to which the Partnership or the Contributor is bound, the parties hereto (and each employee, representative, or other agent of any of the parties) are expressly authorized to disclose to any and all persons, without limitation of any kind, the U.S. federal income “tax treatment” and “tax structure” (as those terms are defined in Sections 1.6011-4(c)(8) and (9) of the Treasury Regulations, respectively) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such “tax treatment” and “tax structure” of the transactions contemplated by this Agreement. For these purposes, “tax structure” is limited to facts relevant to the U.S. federal income tax treatment of the transaction described herein.

5.8    Post-Closing Assurances and Access to Records. After the Closing, the Contributor and the Partnership shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereunto. For a reasonable period of time not to exceed seven (7) years, after the Closing, the Contributor shall grant the Partnership and its authorized representatives reasonable access (including copying privileges at the Partnership’s sole cost and expense) during the Contributor’s normal business hours to all Records of the Contributor pertaining to the Properties and not included in the Properties, where such Records may be located for the purpose of prosecuting or defending claims, lawsuits or other proceedings, for audit purposes, or to comply with legal process, rules, regulations or orders of any board, agency, tribunal or government.

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5.9    NASDAQ Listing. The Partnership shall cause the Subject Units to be approved for listing on the NASDAQ Global Select Market on the Closing Date.

5.10    SEC Reporting; Financial Statements. Contributor acknowledges that the Partnership may be required to include certain financial information relating to the Properties (“Financial Statements”) in documents filed with the SEC by the Partnership pursuant to the Securities Act or the Exchange Act, and that such Financial Statements may be required to be audited. In that regard, Contributor and its Affiliates shall cooperate with the Partnership, and provide the Partnership reasonable access to such records and personnel of Contributor and its Affiliates as the Partnership may reasonably request to enable the Partnership, and their representatives and accountants to create and audit any Financial Statements that the Partnership deems necessary. Contributor shall consent to the inclusion or incorporation by reference of the Financial Statements in any registration statement, report or other document of the Partnership to be filed with the SEC in which the Partnership reasonably determines that the Financial Statements are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act. Upon request of the Partnership or any of its Affiliates, Contributor shall use reasonable best efforts to cause the external audit firm that audits the Financial Statements to consent to the inclusion or incorporation by reference of its audit opinion with respect to the audited Financial Statements in any such registration statement, report or other document. Contributor shall provide the Partnership, its Affiliates and their independent accountants with access to (i) any audit work papers of Contributor’s independent accountants and (ii) any management representation letters provided by Contributor to Contributor’s independent accountants.

ARTICLE 6

CONDITIONS

6.1    Conditions to Obligations of the Parties. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)    Legal Proceedings. No preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Entity, and no statute, rule, regulation, or executive order promulgated or enacted by a Governmental Entity, shall be in effect which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transactions contemplated hereby; and no Proceeding by a Governmental Entity shall have been commenced or threatened (and be pending or threatened on the Closing Date) against the Partnership, the Contributor or the Properties, or any of their respective Affiliates, associates, directors, or officers seeking to prevent or challenging the transactions contemplated hereby.

(b)    Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing.

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6.2    Conditions to Obligation of the Contributor. The obligation of the Contributor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. All the representations and warranties of the Partnership contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

(b)    Covenants and Agreements. The Partnership shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)    No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Partnership.

(d)    Certificates. The Contributor shall have received (i) a certificate from the Partnership, dated the Closing Date, representing and certifying that the conditions set forth in Section 6.1 and Section 6.2 have been fulfilled, (ii) a certificate as to the incumbency of the officer(s) executing this Agreement on behalf of the Partnership and (iii) a certificate of non-foreign status from Contributor meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2).

(e)    Subject Units. The Contributor shall have received evidence from the Partnership’s transfer agent and registrar of Common Units of the issuance of the Subject Units in book-entry form, which shall be listed on the NASDAQ Global Select Market.

6.3    Conditions to Obligation of the Partnership. The obligation of the Partnership to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. All the representations and warranties of the Contributor contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

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(b)    Covenants and Agreements. The Contributor shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)    No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Properties.

(d)    Certificates. The Partnership shall have received a certificate from the Contributor, dated the Closing Date, representing and certifying that the conditions set forth in Section 6.1 and Section 6.3 have been fulfilled and a certificate as to the incumbency of the officer(s) executing this Agreement on behalf of the Contributor.

(e)    Conveyances. The Contributor shall have executed and delivered to the Partnership the Conveyances conveying the Properties and such deeds (in reasonable and local customary form and warranting title only as against the claims of parties claiming by, through or under Contributor) and other bills of sale, certificates of title and other documents or instruments of assignment, transfer, or conveyance as the Partnership shall reasonably deem necessary or appropriate to vest in or confirm to the Partnership title to the Properties, which shall be transferred at the Closing.

(f)    Due Diligence. In consideration of the time and expense to be incurred by the Partnership in connection with the transactions contemplated hereby, the due diligence investigation of the Partnership with respect to the Properties shall have been completed to the satisfaction of the Partnership, in its sole discretion, including but not limited to confirmation of the accuracy of the representations and warranties contained in ARTICLE 3 of this Agreement.

(g)    Contributed Cash. The Contributor shall have delivered the Contributed Cash to the Partnership.

(h)    Records. The Contributor shall have delivered the Records to the Partnership.

ARTICLE 7

PRODUCTION, PROCEEDS, EXPENSES AND TAX MATTERS

7.1    Division of Ownership. After the Closing, all Production from the Properties, together with (a) the proceeds of such Production and any other amounts attributable to the Properties and (b) any other proceeds received by the Contributor attributable to the Properties, from whatever source, including, without limitation, any bonuses, delay rentals, royalty payments, overriding royalty payments and shut-in royalty payments, suspense releases, legal proceeds other than payments received by the Contributor prior to the Reference Date (collectively herein called the “Partnership-Entitled Production and Proceeds”), shall be owned by the Partnership, and should the Contributor receive payment for any such Partnership-Entitled Production and Proceeds, the Contributor shall within five (5) Business Days after the end of each calendar month during which any such payments are received, either endorse and deliver to the Partnership any checks received by the Contributor attributable to such Partnership-Entitled Production and Proceeds or transfer any cash proceeds by wire transfer to an account designated by the Partnership. The Partnership shall prepare letters in lieu of division or transfer orders and at Closing the Contributor shall execute and deliver such letters in lieu to each purchaser of Oil and Gas and Other Minerals. In the event such letters cannot reasonably be delivered at Closing, the Contributor shall cooperate with the Partnership in delivering such letters after Closing.

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7.2    Division of Expenses. Except as otherwise provided in Section 7.4, all costs and expenses incurred in connection with the Properties prior to the Reference Date shall be borne and timely paid by the Contributor pursuant to Section 4.2(e).

7.3    Recording and Transfer Expenses. The Partnership shall pay all costs of recording and filing (a) the assignments delivered hereunder for the Properties, (b) all state, federal and Indian transfer and assignment documents, (c) all applications and other documents required for the transfer of permits and operatorship of the Properties, and (d) all other instruments.

7.4    Taxes.

(a)    Tax Related Indemnity Payments. The Contributor shall fully and timely pay all Excluded Taxes and shall indemnify and hold the Partnership harmless from all Excluded Taxes in accordance with Section 9.2(a)(iv).

(b)    Transfer Taxes. The Contributor shall be responsible for and shall pay 100% of all Transfer Taxes when due. The Partnership and the Contributor shall cooperate to obtain all available exemptions from the foregoing Transfer Taxes.

(c)    Apportionment of Taxes. The Contributor shall bear all Asset Taxes for any Pre-Reference Date Tax Period, and the Partnership shall bear all Asset Taxes for any Post-Reference Date Tax Period. If any Asset Tax (or Asset Tax refund) relates to a period that begins before and ends after the Reference Date, the Contributor and the Partnership shall use the following conventions for determining the portion of such Asset Tax (or Asset Tax refund) that relates to a Pre-Reference Date Tax Period and which relates to a Post-Reference Date Tax Period: (A) Asset Taxes that are attributable to the severance or production of hydrocarbons shall be deemed allocated to the period in which associated revenues, net of severance or production taxes, are received; (B) in the case of Asset Taxes that are property or ad valorem Taxes and other similar Taxes imposed on a periodic basis, the amount of such Taxes (or Tax refunds) attributable to the Pre-Reference Date Tax Period shall be determined by multiplying such Taxes for the entire period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Reference Date and the denominator of which is the number of calendar days in the entire period, and the remaining amount of such Taxes (or Tax refunds) shall be attributable to the Post-Reference Date Tax Period; and (C) in the case of all other Asset Taxes, the amount of Asset Taxes (or Asset Tax refunds) attributable to the Pre-Reference Date Tax Period shall be determined as if a separate return was filed for the period ending as of the end of the day on the Reference Date using a “closing of the books methodology,” and the remaining amount of the Taxes (or Tax refunds) for such period shall be attributable to the Post-Reference Date Tax Period; provided, however, that for purposes of clause (C), exemptions, allowances, or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be apportioned between the Pre-Reference Date Tax Period and the Post-Reference Date Tax Period in proportion to the number of days in each such period. For the avoidance of doubt, the Contributor shall bear (X) all Income Taxes attributable to the Properties for all Pre-Closing Tax Periods and (Y) all Income Taxes imposed by applicable Law on the Contributor or its direct or indirect owners resulting from the transactions contemplated by this Agreement.

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(d)    Tax Returns. The Contributor shall be responsible for the preparation and timely filing of any Tax Returns with respect to Taxes pertaining to any Tax period ending on or before the Closing Date (including, for the avoidance of doubt, the final federal income Tax Return for JSFM, LLC on IRS Form 1065 for the period that ends on the Closing Date). The Partnership shall be responsible for the preparation and timely filing of any Tax Returns with respect to Taxes relating to the Tax period beginning after the Closing Date.

(e)    Tax Refunds. All refunds or credits for Taxes for any Excluded Tax and for any Transfer Tax shall be for the sole benefit of the Contributor; provided, however, that to the extent the Partnership incurs an Excluded Tax or Transfer Tax and is not indemnified for such Excluded Tax or Transfer Tax, refunds or credits of such Excluded Tax or Transfer Tax shall be for the sole benefit of the Partnership. To the extent that the Partnership receives a refund or credit that is for the benefit of the Contributor, the Partnership shall promptly pay such refund or the value of the credit (net of all out of pocket expenses and costs and Taxes incurred in obtaining such refund) to the Contributor. All refunds or credits for Taxes relating to the Properties for a Post-Reference Date Tax Period that are not Excluded Taxes shall be for the sole benefit of the Partnership. To the extent that the Contributor receives a refund or credit for a Tax that is for the benefit of the Partnership, the Contributor shall promptly pay such refund or the value of the credit (net of all reasonable out of pocket expenses and costs and Taxes incurred in obtaining such refund) to the Partnership.

(f)    Tax Cooperation. The Partnership and the Contributor shall (i) assist in the preparation and timely filing of any Tax Return (including any claim for a Tax refund) relating to the Properties; (ii) assist in any audit or other proceeding with respect to Taxes or Tax Returns relating to the Properties; (iii) make available any information, records, or other documents relating to any Taxes or Tax Returns relating to the Properties; (iv) provide any information required to allow the other party to comply with any information reporting or withholding requirements contained in the Code or other applicable Tax Laws; and (v) provide certificates or forms, and timely execute any Tax Return that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax. Without limiting the foregoing, within 30 days following the Closing, the Contributor shall provide to the Partnership a schedule that sets forth the adjusted tax basis in each of the Properties (as determined immediately prior to Closing) (the “Tax Basis Schedule”).

7.5    Casualty Loss. If any Casualty Loss occurs prior to the Closing, the Contributor shall (a) transfer the affected Property to the Partnership at Closing, notwithstanding such Casualty Loss, (b) transfer all unpaid insurance proceeds, claims, awards, and other payments arising out of such Casualty Loss to the Partnership and (c) transfer to the Partnership an amount equal to all cash sums, if any, paid to the Contributor prior to Closing as insurance proceeds, awards or other payments arising out of such Casualty Loss.

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ARTICLE 8

TERMINATION

8.1    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a)    By the Partnership, as provided in Section 1.6;

(b)    By unanimous written consent of the parties hereto;

(c)    By the Contributor or the Partnership, if:

(i)    The Closing shall not have occurred on or before June 30, 2021, unless such failure to close shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement pursuant to this Section 8.1(c)(i); or

(ii)    There shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

(d)    By the Contributor, if (i) any of the representations and warranties of the Partnership contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, (ii) if any of the conditions for Closing set forth in Section 6.2 is not satisfied by the Closing Date; or (iii) the Partnership shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (iii) of this Section 8.1(d), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within thirty (30) days of notice thereof by the Contributor.

(e)    By the Partnership, if (i) any of the representations and warranties of the Contributor contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.3(a) would not be satisfied; (ii) if any of the conditions for Closing set for in Section 6.3 is not satisfied by the Closing Date; or (iii) the Contributor shall have failed to fulfill in any material respect any of their material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (ii) of this Section 8.1(e), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within thirty (30) days of notice thereof by the Partnership.

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8.2    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by the Partnership or the Contributor, written notice thereof shall forthwith be given to the Partnership or the Contributor, as applicable, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of any party hereto or the general partner of the Partnership, or any of their respective directors, managers, officers, employees, shareholders, unitholders, partners or representatives, except that the agreements contained in this ARTICLE 8 and ARTICLE 10 shall survive the termination hereof. Nothing contained in this Section 8.2 shall otherwise relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

ARTICLE 9

INDEMNIFICATION

9.1    Survival of Representations, Warranties, Covenants and Agreements. All of the representations and warranties of the Partnership in ARTICLE 2 and the Contributor in ARTICLE 3 shall survive the Closing and continue in full force and effect through and including the date that is eighteen months immediately following the Closing; provided, that the representations and warranties in (i) Section 3.1 (Organization and Existence), Section 3.2 (Authority Relative to this Agreement), Section 3.3 (Noncontravention), Section 3.4 (Governmental Approvals) and Section 3.22 (Brokerage Fees) shall survive indefinitely, and (ii) Section 3.8 (Tax Matters) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All other covenants and agreements contained in this Agreement shall survive the Closing until fully performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

9.2    Indemnification.

(a)    Subject to Section 9.1, the Contributor hereby agrees to indemnify, defend and hold the Partnership and its Affiliates and their respective directors, managers, officers, employees, stockholders, unitholders, members, partners, agents, attorneys, representatives, successors and assigns (collectively, the “Partnership Indemnified Parties”) harmless from and against, and pay to the applicable Partnership Indemnified Parties the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages (including incidental and consequential damages), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees and the cost of enforcing any right to indemnification hereunder), or any diminution in value, whether or not involving a third party claim (individually, a “Loss” and, collectively, “Losses”):

(i)    based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Contributor in the Transaction Documents to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date;

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(ii)    based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Contributor under any Transaction Document;

(iii)    relating to the Properties, arising from or relating to the ownership or actions or inactions of the Contributor on or prior to the Closing Date; and

(iv)    based upon, attributable to or resulting from the Excluded Properties or Excluded Taxes.

The aggregate of all losses for which Contributor shall be liable pursuant to this Section 9.2(a)(i) shall not exceed One Million U.S. Dollars ($1,000,000).

(b)    Subject to Section 9.1, the Partnership hereby agrees to indemnify, defend and hold the Contributor and its Affiliates and their respective stockholders, unitholders, directors, managers, employees, members, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Contributor’s Indemnified Parties”) harmless from and against, and pay to the applicable Contributor’s Indemnified Parties the amount of, any and all Losses:

(i)    based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Partnership in any Transaction Document to be true and correct in all respects at the date hereof and as of the Closing Date;

(ii)    based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Partnership under any Transaction Document; and

(iii)    relating to the Properties, arising from or relating to the ownership or actions or inactions of the Partnership after the Closing Date.

The aggregate amount of all Losses for which the Partnership shall be liable pursuant to this Section 9.2(b) shall not exceed One Million U.S. Dollars ($1,000,000).

(c)    The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in the Transaction Documents shall not be affected by any investigation conducted at any time, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements. The remedy of indemnification set forth in this ARTICLE 9 shall be in addition to any other remedies that any indemnified party may have under Applicable Laws (whether asserted in a proceeding at law or in equity).

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9.3    Indemnification Procedures.

(a)    A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought; provided that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this ARTICLE 9.

(b)    If any indemnified party receives notice of the assertion or commencement of any action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a “Third Party Claim”) against such indemnified party with respect to which the indemnifying party is obligated to provide indemnification under this Agreement, the indemnified party shall give the indemnifying party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the indemnifying party of its indemnification obligations, except and only to the extent that the indemnifying party forfeits rights or defenses by reason of such failure. The indemnifying party shall have the right to participate in, or by giving written notice to the indemnified party, to assume the defense of any Third Party Claim at the indemnifying party's expense and by the indemnifying party's own counsel, and the indemnified party shall cooperate in good faith in such defense; provided, that if the indemnifying party is the Contributor, such indemnifying party shall not have the right to defend or direct the defense of any such Third Party Claim that seeks an injunction or other equitable relief against the indemnified party. In the event that the indemnifying party assumes the defense of any Third Party Claim, subject to Section 9.3(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the indemnified party. The indemnified party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the indemnifying party's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the indemnified party, provided, that if in the reasonable opinion of counsel to the indemnified party, (A) there are legal defenses available to an indemnified party that are different from or additional to those available to the indemnifying party; or (B) there exists a conflict of interest between the indemnifying party and the indemnified party that cannot be waived, the indemnifying party shall be liable for the reasonable fees and expenses of counsel to the indemnified party in each jurisdiction for which the indemnified party determines counsel is required. If the indemnifying party elects not to compromise or defend such Third Party Claim, fails to promptly notify the indemnified party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the indemnified party may, subject to Section 9.3(c), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim.

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(c)    Notwithstanding any other provision of this Agreement, the indemnifying party shall not enter into settlement of any Third Party Claim without the prior written consent of the indemnified party, except as provided in this Section 9.3(c). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the indemnified party and provides, in customary form, for the unconditional release of each indemnified party from all liabilities and obligations in connection with such Third Party Claim and the indemnifying party desires to accept and agree to such offer, the indemnifying party shall give written notice to that effect to the indemnified party. If the indemnified party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the indemnified party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the indemnifying party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the indemnified party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the indemnifying party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the indemnified party has assumed the defense pursuant to Section 9.3(b), it shall not agree to any settlement without the written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

ARTICLE 10

 MISCELLANEOUS

10.1    Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by electronic mail transmission, with read receipt requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(i)           If to the Contributor:

JSFM, LLC

3465 S. Gaylord Court, #A418

 Englewood, Colorado 80113

Attention:   Timothy Younkin

Email: timyounkin@comcast.net

with a copy to (which shall not constitute notice):

Poulson, Odell & Peterson, LLC

1660 Lincoln Street, Suite 1500

Denver, Colorado 80264

Attention:   Nick A. Swartzendruber

Email:         nswartzendruber@popllc.com

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(ii)    If to the Partnership:

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219

Attention: William Casey McManemin

Email:         kcmcmail@msn.com

with a copy to (which shall not constitute notice):

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attention: Jesse E. Betts

Email:         jesse.betts@tklaw.com

Such notices, requests, demands and other communications shall be effective (x) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (y) if mailed, the date of delivery as shown by the return receipt therefor or (z) if sent by electronic mail transmission, with read receipt requested, when the answer back is received.

10.2    Entire Agreement. This Agreement, together with the schedules, exhibits, the other Transaction Documents and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.3    Binding Effect; Assignment; Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

10.4    Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

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10.5    Governing Law; Consent to Jurisdiction.

(a)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to maintenance of any action or proceeding so brought.

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF DALLAS, TEXAS AND COUNTY OF DALLAS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5(c).

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10.6    Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

10.7    Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

10.8    References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.” Each reference herein to a schedule or exhibit refers to the item identified separately in writing by the parties hereto as the described schedule or exhibit to this Agreement. All schedules and exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

10.9    Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

10.10    Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to seek specific performance of the provisions of this Agreement. Notwithstanding the foregoing, or anything else in this Agreement to the contrary, if the Contributor is entitled to terminate this Agreement under Section 8.1(c)(ii) due to a failure by the Partnership to perform its obligation to proceed with Closing, the Contributor may, as its SOLE and EXCLUSIVE remedy, terminate this Agreement.

10.11    Amendment. Any provision of this Agreement (including the Exhibits hereto) may be amended, to the extent permitted by law, if, and only if, such amendment is in writing and signed by the parties hereto.

10.12    Waiver. Any of the parties to this Agreement may (a) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (b) waive compliance by the other parties with any of the other’s agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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ARTICLE 11

DEFINITIONS

11.1    Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person; provided that the parties recognize that JT Energy, LLC is not an Affiliate of Contributor.

“Applicable Environmental Law” shall mean all Applicable Laws pertaining to the protection of the environment (e.g., prevention of pollution and remediation of contamination) and human health and safety, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2702 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; the Noise Control Act, 42. U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; and the Nuclear Waste Policy Act of 1982, 42 U.S.C. § 10101 et seq.; and all analogous applicable state and local Applicable Laws, including, without limitation, Tex. Nat. Res. Code, Title 3 (Oil and Gas) and 16 Tex. Admin. Code. pt. 1 (Railroad Commission of Texas).

“Applicable Law” shall mean any federal, state, local, or municipal statute, law, common law, constitution, ordinance, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity, or any treaty or other legally enforceable directive or requirement, to which a specified person or property is subject.

“Asset Taxes” shall mean ad valorem, property (real, personal or mixed), excise, severance, production, sales, use, or similar Taxes (excluding, for the avoidance of doubt, any Income Taxes and Transfer Taxes) based upon or measured by the ownership or operation of the Properties or the production of hydrocarbons therefrom or the receipt of proceeds therefrom.

“Basic Documents” shall mean (a) all Oil and Gas Leases, and (b) all contracts and agreements that are reasonably necessary to own, explore, develop, operate, maintain or use the Properties in the manner in which they are currently being owned, explored, developed, operated, maintained or used and in accordance with the prudent practices of the oil and gas industry; provided however that “Basic Documents” shall not include that portion of contracts or agreements which relate to the ownership and operation of the surface of the Properties.

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“Business Day” shall mean a day on which banks are open for the transaction of business in Dallas, Texas.

“Casualty Loss” shall mean, with respect to all or any major portion of any of the Properties, any destruction by fire, blowout, storm or other casualty or any taking, or pending or threatened taking, in condemnation or expropriation or under the right of eminent domain of any of the Properties or portion thereof, in each case prior to the Closing.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Unit” shall mean a Common Unit, as defined in the Partnership Agreement.

“Disposal” shall mean disposal as defined under RCRA § 103(3), 42 U.S.C. § 6903(3).

“Encumbrances” shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

“Environmental Condition” shall mean any event occurring or condition existing prior to the Closing Date with respect to the Real Properties or the Properties, or a Hazardous Materials Release or Disposal on or to the environment at any Real Properties or the Properties, any of which has caused or may later cause any Property to be subject to Remediation under, or not to be in compliance with, any Applicable Environmental Law.

“Environmental Liability” shall mean any cost, damage, expense, liability, obligation, or other responsibility arising from or under either an Applicable Environmental Law or relating to an Environmental Condition.

“Excluded Taxes” means (a) the following Taxes: (i) all Asset Taxes that relate to the Properties or any employee of the Contributor for any Pre-Reference Date Tax Period; (ii) all Taxes of, or imposed on, the Contributor that are unrelated to the Properties; and (iii) all Income Taxes and Transfer Taxes of, or imposed on, the Contributor (including to the extent related to the Properties or any employees of the Contributor); and (b) any liability of the Partnership for any Taxes referred to in clause (a) whether imposed directly, as a transferee or successor, pursuant to joint and/or several liability, pursuant to a Contract, by an obligation to withhold or otherwise.

“Governmental Entity” shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

“Hazardous Materials” shall mean any (i) chemical, constituents, material, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity or may form the basis of liability under any Applicable Environmental Law; (ii) asbestos containing material, lead-based paint, polychlorinated biphenyls, or radon; and (iii) petroleum, Oil and Gas, or petroleum products.

CONFIDENTIAL

“Income Taxes” means any income, franchise and similar Taxes based upon, measured by, or calculated with respect to gross or net income, profits, capital, or similar measures (or multiple bases, including corporate, franchise, business and occupation, business license, or similar Taxes, if gross or net income, profits, capital, or a similar measure is one of the bases on which such Tax is based, measured, or calculated).

“IRS” shall mean the Internal Revenue Service of the United States.

“Knowledge” shall be deemed to exist if any individual who is serving as an officer of such Person (or in any similar capacity) is actually aware of the fact or other matter in question; or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; provided, however, that nothing in this definition or otherwise in this Agreement shall impose a duty of inquiry on the part of Contributor with respect to the existence or lack thereof of any Permit required of any Lessee or with respect to any Environmental Condition affecting any of the Properties.

“Lessee” shall mean any lessee under any Oil and Gas Lease.

“Material Adverse Effect” shall mean with respect to any person, property or asset any adverse change or adverse condition in or relating to the financial condition of such person, including its subsidiaries, property or asset that is material to such person, its subsidiaries, property or asset; provided that any prospective change or changes in the conditions listed above or relating to or resulting from (i) the transactions contemplated by this Agreement (or the announcement of such transactions), (ii) any change or changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products or (iii) general economic conditions or local, regional, national or international oil and gas industry conditions, shall not be deemed to constitute a Material Adverse Effect.

“Oil and Gas” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid hydrocarbons, associated gases, vaporous substances or minerals.

“Oil and Gas Lease” shall mean an Oil and Gas lease relating to the Properties and the real and personal property related thereto.

“Other Minerals” shall mean sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value whether or not generally produced from a wellbore in conjunction with the production of Oil and Gas.

“Partnership Agreement” shall mean the Amended and Restated Partnership Agreement of the Partnership, as currently in effect.

“Permits” shall mean licenses, permits, franchises, consents, approvals, variances, exemptions, waivers and other authorizations of or from Governmental Entities or pursuant to any Applicable Law or Applicable Environmental Law.

CONFIDENTIAL

“Permitted Encumbrances” shall mean (i) liens for Taxes not yet due and payable, and (ii) statutory liens (including materialmen’s, mechanic’s, repairmen’s landlord’s, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable.

“Person” (whether or not capitalized) shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

“Post-Reference Date Tax Period” means any Tax period (or portion of a Tax period) beginning on or after the day immediately following the Reference Date.

“Pre-Closing Tax Period” means any Tax period (or portion of a Tax period) ending on or before the Closing Date.

“Pre-Reference Date Tax Period” means any Tax period (or portion of a Tax period) ending on or before the Reference Date.

“Proceedings” shall mean all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

“reasonable best efforts” shall mean a party’s best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Records” shall mean all data, files or records in the control or possession of the Contributor pertaining to the ownership of the Properties, including but not limited to all abstracts of title, accounting records, property tax records, financial reports and projections, escrow reports, books, contract files, division order files, documents evidencing the prices currently being paid for production, engineering data, geological and geophysical reports, lease files, logs, maps, pressure data, production records, supplemental abstracts of title, title curative materials, title opinions, title reports, notices, evidence of payment, correspondence and other data related to the Properties; provided, however, that “Records” shall not include any of the foregoing to the extent that a portion of such records relates to the ownership and operation of the surface of the Properties, the Excluded Properties.

“Reference Date” shall mean April 1, 2021.

“Release” shall mean release as defined under CERCLA § 101(22), 42 U.S.C. § 9601(22).

“Remediate” or “Remediation” shall mean any action or work taken to remove or otherwise remedy any Environmental Condition, including (i) any survey, site assessment, audit, investigation, inspection, sampling, analysis, removal, excavation, pump and treat, cleanup, abatement, corrective action, remediation, Disposal, storage, handling, or treatment required under any Applicable Environmental Law and (ii) any action required to bring any Real Properties or Properties into compliance with any Applicable Environmental Law.

CONFIDENTIAL

“Tax” or “Taxes” shall mean (a) any and all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Entity, including all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, real or personal property, excise, severance, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, whether disputed or otherwise, and (b) any liability of Contributor for the payment of any amounts of the type described in clause (a) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person as a successor, transferee, by contract, or otherwise..

“Tax Return” shall mean any report, return, election, document, estimated tax filing, declaration, claim for refund, extensions, information returns, or other filing with respect to any Taxes provided to any Governmental Entity including any schedules or attachments thereto and any amendment thereof.

“Transaction Documents” shall mean this Agreement, the Conveyances and any document, agreement, instrument or certificate delivered pursuant hereto.

“Transfer Tax” means all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated under this Agreement.

“Treasury Regulations” shall mean the regulations promulgated by the United States Treasury Department under the Code.

“Unit” shall mean, collectively, a drilling, spacing, proration, production or enhanced recovery unit formed pursuant to a voluntary unitization, communitization or pooling agreement, or a drilling, spacing, proration, production or enhanced recovery unit formed under or pursuant to law, rule or regulation or other action of a regulatory body having jurisdiction.

11.2    Certain Additional Defined Terms. In addition to such terms as are defined in Section 11.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

Defined Term	Section Reference

Agreement	Introduction
Closing	Section 1.1
Closing Date	Section 1.1
Closing Settlement Statement	Section 1.7(b)
Confidential Information	Section 5.1
Contributed Cash	Section 1.2(g)
Contributed Cash True-up Amount	Section 1.7(b)
Contributor	Introduction
Contributor’s Indemnified Parties	Section 9.2(b)

CONFIDENTIAL

Defined Term	Section Reference

Conveyances	Section 1.5
Disputed Amounts	Section 1.7(d)
Estimated Settlement Statement	Section 1.7(a)
Exchange Agent	Section 1.4
Financial Statements	Section 5.10
Independent Accountant	Section 1.7(d)
Loss	Section 9.2(a)
Partnership	Introduction
Partnership-Entitled Production and Proceeds	Section 7.1
Partnership Financial Statements	Section 2.7
Partnership GP	Section 2.3(a)
Partnership Indemnified Parties	Section 9.2(a)
Production	Section 1.2(d)
Properties	Section 1.2
Real Properties	Section 3.12(a)
Representatives	Section 5.1
Resolution Period	Section 1.7(c)
Review Period	Section 1.7(c)
SEC Filings	Section 2.13
Settlement Matters	Section 1.7(a)
Statement of Objections	Section 1.7(c)
Subject Units	Section 1.4
Tax Basis Schedule	Section 7.4(f)
Tax Treatment	Section 1.9
Third Party Claim	Section 9.3(b)
Transfer	Section 1.2
Undisputed Amounts	Section 1.7(d)

[Signature Page Follows]

CONFIDENTIAL

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representative thereunto duly authorized, as of the date first above written.

THE PARTNERSHIP: DORCHESTER MINERALS, L.P.

By:	Dorchester Minerals Management LP, its general partner

	By:	Dorchester Minerals Management GP LLC, its general partner

		By:	/s/ William Casey McManemin
William Casey McManemin, Chief Executive Officer

THE CONTRIBUTOR: JSFM, LLC

By:	/s/ Timothy Younkin
	Name:	Timothy Younkin
	Title:	Managing Member

Signature Page to

Contribution and Exchange Agreement

CONFIDENTIAL

Exhibit A

Properties

(Attached.)

Exhibit A To
Contribution and Exchange Agreement

Exhibit "A"

Conveyance Documents:

Including but not limited to the following:

Assignment of Overriding Royalty Interests by and between JT Energy, LLC and JSFM, LLC et. al. executed the 21st day of January 2019 and recorded as document number 3087865 in Dunn County, North Dakota.

Assignment of Overriding Royalty Interests by and between JT Energy, LLC and JSFM, LLC et. al. executed the 21st day of January 2019 and recorded as document number 513857 in McKenzie County, North Dakota.

Assignment of Overriding Royalty Interests by and between JT Energy, LLC and JSFM, LLC et. al. executed the 21st day of January 2019 and recorded as document number 3397106 in McLean County, North Dakota.

Assignment of Overriding Royalty Interests by and between JT Energy, LLC and JSFM, LLC et. al. executed the 21st day of January 2019 and recorded as document number 439473 in Mountrail County, North Dakota.

Lands and Leases:

Including but not limited to the following:

[continued on next page]

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JT No.	Allotted Tract/ Federal/State No.	Date	Lessor	Lessee	County	Description	Recorded Recpt. No.	Gross Acres
7	1129A-B	9/11/07 HBP	Dinah Black Hawk BIA #7420A48737	JT Energy LLC	Dunn	Township 148 North, Range 91 West, 5th P.M. Section 18: W/2NE	3026947	80.00
20 (renewed)	782A-C	5/13/13 HBP	Allottees and Heirs to Tract 301 782 A-C BIA #7420A42518	QEP Energy Company	Dunn	Township 148 North, Range 92 West, 5th P.M. Section 27: NE/4NE/4NE/4	3085710	10.00
21 (renewed)	1781	8/16/12 HBP	Allottees and Heirs to Tract 301 M 1781 BIA #7420A48731	QEP Energy Company	Dunn	Township 148 North, Range 92 West, 5th P.M. Section 28: N/2	3085709	320.00
23 (renewed)	2215-B	9/13007 10/29/12 extended HBP	Allotteess and Heirs to Tract 301 M 2215-B	QEP Energy Company	Dunn	Township 149 North, Range 92 West, 5th P.M. Section 5: SW/4	3028265	160.00
24	2235	9/22/07 HBP	James Mossett BIA # 7420A48700	JT Energy LLC	Dunn	Township 147 North, Range 92 West, 5th P.M. Section 8: SWSE, W/2NW/4SE/4 Section 17: NWNE, W/2NE/4NE/4	3026945	120.00
26	1430	12/15/07 HBP	Joyce Eakin etal, Alottees or Heirs of Allottees to Tract 301 M 1430 BIA # 7420A48936	JT Energy LLC	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 15: W/2SW/4NE/4	3026950	20.00
27	676A-B	10/5/07 HBP	Miriam Smith BIA # 7420A48723	JT Energy LLC	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 22: W/2SE	3026951	80.00
35	1949-A	9/25/07 HBP	Inez Plenty Chief or Heir of Allottee to Tract 301M 1949-A BIA #7420A49168	JT Energy LLC	Dunn	Township 148 North, Range 91 West, 5th P.M. Section 18: Lots 1, 2, E/2NW	3028257	144.80
45	1957-A	9/22/07 HBP	Rosella Little Soldier, Allottee or Heir of Allottee to Tract 301 M 1957-A BIA #7420A48767	JT Energy LLC	Dunn	Township 148 North, Range 92 West, 5th P.M. Section 32: S/2N/2N/2	3028260	80.00
49 (renewed)	675A	6/20/13 HBP	Allottee or Heir of Allottee to Tract 301 M 675A BIA #7420A42527	QEP Energy Company	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 15:W/2	3085708	320.00
51	514	10/9/07 HBP	Allottees or Heirs of Allottees to Tract 301 M 514 BIA #7420A49286	JT Energy LLC	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 6: SWNE	3028261	40.00
55	782A	12/14/07 HBP	Allottee or Heir of Allottee to Tract 301 M 782A BIA #7420A49183	JT Energy. LLC	Dunn	Township 148 North, Range 92 West, 5th P.M. Section 27: NW/4NW/4NE/4	3028259	10.00
57	1183	12/3/07 HBP	Allottee or Heir of Allottee to Tract 301 M 1183 BIA #7420A49198	JT Energy, LLC	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 6: E/2SE/4	3028262	80.00
63	575	4/09/08 HBP	Allottee or Heir of Allotee to Tract 301 M 575 BIA #7420A49881	JT Energy LLC	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 10: E/2SW/4	na	80.00

2 of 38

73	782 A-B	9/20/08 effective 10/15/08	Allottees or Heirs of Allotment to Tract 301 782A-B BIA # 7420A41937	Questar Exploration and Production Company	Dunn	Township 148 North, Range 92 West, 5th P.M. Section 27: NWNENE	3035696	10.00
74	1572	8/25/08 effective 10/16/08	Allottees or Heirs of Allotment to Tract 301 M 1572 BIA # 7420A41931	Questar Exploration and Production Company	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 4: S/2SW	3035695	80.00
75	2214	8/14/08 effective 9/27/08	Allottees or Heirs of Allotment to Tract 301 M 2214 BIA # 7420A41908	Questar Exploration and Production Company	Dunn	Township 149 North, Range 92 West, 5th P.M. Section 6: S/2NE, SE	3035694	240.00
78-A	222	10/1/08 HBP	Allottees or Heirs of Allotment to Tract 301 M 222 BIA # 7420A42015	Questar Exploration and Production Company	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 6: E/2SESW, Lot 6 (aka N/2NWSW), NESW	3035697	78.82
79	157	1/29/09 effective 4/1/09	Allottees or Heirs of Allotment to Tract 301 M 157 BIA # 7420A42216	Questar Exploration and Production Company	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 33: E/2SE	3035504	80.00
98	2225	10/21/08 HBP	Allottees or Heirs of Allotment to Tract 301 M 2225 BIA # 7420A42080	Questar Exploration and Production Company	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 6: SE/4NW/4	3037191	40.00
99-A	549	10/27/08 effective 12/2/08	Allottees or Heirs of Allotment to Tract 301 M 549 BIA # 7420A42072	Questar Exploration and Production Company	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 10: SW/4NW/4	3037192	40.00
127	1570-A	8/25/08 HBP	Allottees or Heirs of Allotment to Tract 301 M 1570-A BIA# 7420A41793	Questar Exploration and Production Company	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 6: Lot 1 (ada NE/4NE/4)	3041045 3085707	40.03
132	434	8/12/09 HBP	Allottees or Heirs of Allotment to Tract 301 M 434 BIA# 7420A41930	Questar Exploration and Production Company	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 10: W/2SW/4	3037998 3085706	80.00
158	1570	3/28/08 HBP	BIA Heirs of Allotment M 1570	Windsor Bakken LLC	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 4: NW/4SW/4	3050586	40.00
159	539	8/25/08 9/27/08 HBP	BIA Heirs of Allotment M 539	Windsor Bakken LLC	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 4: SW/4NW/4	na	40.00
160	1956	9/22/08 11/19/08 HBP	BIA Heirs of Allotment M 1956	Windsor Bakken LLC	Dunn	Township 148 North, Range 92 West, 5th P.M. Section 32: Lot 1 (aka N/2SE/4NE/4), N/2S/2NW/4, N/2SW/4NE/4	3050582	80.00
161	na	10/30/09 HBP	Heritage Oil Company	Transcontinent Oil Company	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 31: E/2NE/4	3040606	80.00
162	na	8/29/12 HBP	Three Affiliated Tribes	Kodiak Oil & Gas (USA) Inc.	Dunn	Township 149 North, Range 92 West, 5th P.M. Section 4: SE/4	na	160.00
164	na	10/26/09 HBP	David C. Baird,Jr. and Reba Kay Baird, trustees	Transcontinent Oil CO.	Dunn	Township 149 North, Range 92 West, 5th P.M. Section 5: SE/4, S/2S/2NE	3040242	200.00
165	na	10/30/09 HBP	Knudtson Family Trust	Transcontinent Oil Co	Dunn	Township 149 North, Range 91 West, 5th P.M. Section 15: W/2NW/4NE/4	3040104	20.00
166	na	10/28/09 HBP	A.G. Golden	Transcontinent Oil Co.	Dunn	Township 148 North, Range 92 West, 5th P.M. Section 30: Lot 1, N/2 Lot 2 NENW, N/2SENW	3039918	111.12

3 of 38

Allotted Tract/ Federal/State No.	Date	Lessor	County	Description	Recorded Recpt. No.	Gross Acres
BIA 14-20-A04-8220	7/2/03 HBP	Heirs of Allotment M825A	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 1: Lots 5 (40.00), 6 (40.00), SE/4, S/2NE/4	363121	320.00
BIA 14-20-A04-8253	8/15/05 HBP	Heirs of Allotment M1717	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 1: Lots 7 (25.86),8 (25.92), 9 (25.96), 10 (26.02)	363121	103.76
BIA 7420A48475	7/30/07 HBP	Heirs of Allotment M1717-C	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: Lot 5 (26.03), N/2NE/4	NA	106.03
NA	7/16/08	Gladys M Huber	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	381448	400.00
NA	7/21/08	Lila Lebahn	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	381020	400.00
NA	10/9/08	Sandra Cordie	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383569	400.00
NA	10/7/08	Darlene Friese	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383356	400.00
NA	10/7/08	Alfred Kastner, Jr.	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383358	400.00
NA	10/7/08	Dale A. Kastner	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383298	400.00
NA	10/7/08	Arlyce Kaufman	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383567	400.00
NA	10/9/08	Clayton Pollert	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383356	400.00
NA	10/9/08	Donald Pollert	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383357	400.00
NA	10/9/08	Kenneth Pollert	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383355	400.00
NA	10/9/08	Leola Pollert	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	384216	400.00
NA	10/9/08	Keith Severson	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	386377	400.00

4 of 38

NA	10/20/08	Eddie G. Simonson, Jr.	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	385697	400.00
NA	10/20/08	James E. Simonson	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	385050	400.00
NA	10/9/08	Phyllis Smedshammer	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383354	400.00
NA	10/9/08	Deborah Urista	McKenzie	Township 149 North, Range 95 West, 5th P.M. Section 12: S/2NE/4, SE/4 13: NE/4	383359	400.00
BIA 7420A48468	9/24/07	Heirs of Allotment M793	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 12: Lots 5 (24.94), 6 (24.90), 7 (24.86), 8 (24.82)	NA	99.52
BIA 7420A48469	9/20/07	Heirs of Allotment M796-E	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 12: N/2N/2SE/4, NESENESE, S/2S/2N/2S/2NE/4, S/2S/2NE/4	NA	92.50
BIA 14-20-A04-8235	7/2/03	Heirs of Allotment M1928-A	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 13: Lots 5 (24.86), 6 (25.00), 7 (25.12), 8 (25.26)	363121	100.24
BIA 14-20-A04-8236	7/2/03	Heirs of Allotment M1026A	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 13: E/2	363121	320.00
BIA 14-20-A04-8238	7/2/03	Heirs of Allotment M1928	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 24: Lots 7 (25.54), 8 (25.64), SE/4	363121	211.18
BIA 14-20-A04-8237	7/2/03	Heirs of Allotment M1713	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 24: Lots 5 (25.36), 6 (25.46)	363121	50.82
BIA 14-20-A04-8239	8/26/03	Heirs of Allotment M1131A	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 24: NE/4	363121	160.00
NA	10/6/08	Katherine Price	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 24: Lots 5 (25.36), 6 (25.46)	382917	50.82
NA	1/22/09	The Helen Gough Trust U/W	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 24: Lots 5 (25.36), 6 (25.46), NE/4	387084	210.82
BIA 14-20-A04-8244	7/2/03	Heirs of Allotment M2016	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 25: Lots 5 (25.73), 6 (25.85), 7 (25.95), NWNENE, S/2NENE, W/2NE/4, SE/4NE/4, N/2SE/4	363121	307.53
BIA 7420A42386	6/9/10	Heirs of Allotment M2016-A	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 25:NENENE	NA	10.00
NA	5/23/11	Gwen Briesemeister	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 25:NENENE	420035	10.00

5 of 38

BIA 14-20-A04-8252	8/15/05	Heirs of Allotment M2015	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 25: Lot 8 (26.07), S/2SE/4 36: Lot 5 (26.06), N/2NE/4	363121	212.13
NA	2/20/08	Estate of Janette Louise Wright Levings	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 25: Lot 8 (26.07), S/2SE/4 36: Lot 5 (26.06), N/2NE/4	380583	212.13
BIA 14-20-A04-8243	7/2/03	Heirs of Allotment M1778	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 36: Lots 6 (26.02), 7 (25.84), 8 (25.88), S/2NE/4, SE/4	363121	317.74
NA	9/22/08	Ida J. Dutton	McKenzie	Township 150 North, Range 95 West, 5th P.M. Section 25: Lot 8 (26.07), S/2SE/4 36: Lot 5 (26.06), N/2NE/4	383297	317.74

JT No.	Allotted Tract/ Federal/State No.	Date	Lessor	Lessee	County	Description	Recorded Recpt. No.	Gross Acres
5	07-00755	11/6/07 HBP	State of North Dakota 07-00755	Langham Petroleum LLC	McLean	Township 150 North, Range 90 West, 5th P.M. Section 18: E/2NW	3359698	80.00
10	317A-A	9/24/07 HBP	Magdaline Yellow Bird BIA #7420A48615	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 4: Lots 1, 2, N/2SWNE	336054	98.37
11	317A-D	9/24/07 HBP	Magdaline Yellow Bird BIA # 7420A48616	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 4: NWNWSENE	3360536	2.50
12	317A-B	9/24/07 HBP	Elisabeth Bordeaux BIA #7420A48614	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 4: N/2SE, SESE	3360535	120.00
13	256A	9/12/07 HBP	Brenda Hall Dvarak etal BIA # 7420A48612	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 7: NWSE	3360537	40.00
14	242A	9/12/07 HBP	Delvin Driver, Sr. etal BIA # 7420A48611	JT Energy LLC	McLean	Township 150 North, Range 90 West, 5th P.M. Section 18: Lot 3 (aka E/2NWSW), Lot 4 (aka E/2SWSW), E/2SW, SE/4	3360542	277.86
15	357A	9/25/07 HBP	Inez Baker BIA # 7420A48618	JT Energy LLC	McLean	Township 150 North, Range 90 West, 5th P.M. Section 32: SE	3360543	160.00
29	360A	10/4/07 HBP	Belvarine White Body, etal, Allottees or Heirs of Allottees to Tract 301M 360A BIA # 7420A48944	JT Energy LLC	McLean	Township 150 North, Range 90 West, 5th P.M. Section 32: W/2SW	3360544	80.00
33	26	9/6/07 HBP	John White Body, Jr, etal, as Allottees and Heirs of Allotment to Tract 301M 26 BIA #7420A49171	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 6: SESW	3361079	40.00

6 of 38

39	2221	11/29/07 HBP	James M. Bear, etal, as Allottee or Heirs of Allottees to Tract 301 M 2221 BIA #7420A49173	JT Energy, LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 6: Lots 1, 2, 3, S/2NE/4, SENW	3361068	239.80
40	316-A	11/13/07 HBP	Scott A. Smaltz, etal, Allottees or Heirs of Allottees to Tract 301M 316-A BIA #7420A49177	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 3: Lots 3, 4, S/2NW, SW/4	3361076	318.47
46	317A-C	9/24/07 HBP	Magdaline Yellow Bird, Allottees or Heir of Allottees to Tract 301 M 317A-C BIA #7420A 49184	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 4: S/2SWNE	3361070	20.00
47	317A-E	6/1/07 HBP	Allottee or Heir of Allottee to Tract 301 M 317A-E #7420A49285	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 4: E/2NW/4SE/4NE/4, SW/4NW/4SE/4NE/4, NE/4SE/4NE/4, S/2SE/4NE/4	na	37.50
48	453A	2/26/08 HBP	Joseph L. Deane, Jr., Allottee or Heir of Allottee to Tract 301 M 453A BIA #7420A49295	JT Energy LLC	McLean	Township 150 North, Range 90 West, 5th P.M. Section 29: SW Section 30: S/2SE	3361069	240.00
56	456A	11/29/07 HBP	Allottee or Heir of Allottee to Tract 301 M 456A BIA #7420A49250	JT Energy, LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 4: Lot 3, 4, S/2NW/4, NWSW	3361074	198.83
60	305A-C	2/14/08 HBP	Allottee or Heir of Allottee to Tract 301 M 305 A-C BIA #7420A49673	JT Energy, LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 5: N/2SE/4	na	80.00
61	305A-B	3/3/08 HBP	Allottee or Heir of Allottee to Tract 301 M 305A-B BIA #7420A49675	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 5: S/2 NE/4	na	80.00
62	313	3/29/08 HBP	Allotte or Heir of Allottee to Tract 301 M 313 BIA#7420A49676	JT Energy LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 7: W/2NE/4	na	80.00
104	282A	5/20/08 effective 12/3/08	Allottees or Heirs of Allotment to Tract 301 M 282A BIA # 7420A42106	Questar Exploration and Production Company	McLean	Township 150 North, Range 90 West, 5th P.M. Section 29: N/2NW/4	3365307	80.00
105	319A	11/13/08 HBP	Allottees or Heirs of Allotment to Tract 301 M 319A BIA # 7420A42085	Questar Exploration and Production Company	McLean	Township 149 North, Range 90 West, 5th P.M. Section 3: Lots 1 (aka NE/4NE/4), 2 (aka NW/4NE/4), S/2NE/4, SE/4	3365308	319.05
120-A	na	5/16/08 HBP	James H. Rupple and Shirley Rupple, Co-Trustees of the Rupple Revocable Trust	Transcontinent Oil Company	McLean	Township 150 North, Range 90 West, 5th P.M. Section 4: Lots 3 (ada NE/4NW/4), 4 (ada NW/4NW/4) S/2NW/4, SW/4 Section 23: SE/4	3362730	479.06
120-B	na	5/16/08 HBP	Nancy Lynn Pautsch	Transcontinent Oil Company	McLean	Township 150 North, Range 90 West, 5th P.M. Section 4: Lots 3 (ada NE/4NW/4), 4 (ada NW/4NW/4) S/2NW/4, SW/4 Section 23: SE/4	3363007	-
120-C	na	5/16/08 HBP	Jayne Rupple Johnson	Transcontinent Oil Company	McLean	Township 150 North, Range 90 West, 5th P.M. Section 4: Lots 3 (ada NE/4NW/4), 4 (ada NW/4NW/4) S/2NW/4, SW/4 Section 23: SE/4	3372732	-
126	295 A-A	6/17/08 HBP	Allottees or Heirs of Allotment to Tract 301 M 295 A-A BIA# 7420A49941	Questar Exploration and Production Company	McLean	Township 150 North, Range 90 West, 5th P.M. Section 29: E/2SE/4	3367055	80.00

7 of 38

129-A	306-A	8/16/08 HBP	Allottees or Heirs of Allotment to Tract 301 M 306-A BIA# 7420A41809	Questar Exploration and Production Company	McLean	Township 149 North, Range 90 West, 5th P.M. Section 5: Lots 3 (ada NE/4NW/4), 4 (ada NW/4NW/4), S/2NW/4, SW/4	3367057	319.61
141	305 A-A	6/10/08 HBP	BIA Heirs of Allotment M 305A-A BIA #7420A41048	Windsor Bakken LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 5: Lots 1 (39.57), 2 (39.56)	3372368	79.13
142	305 A-E	3/11/08 HBP	BIA Heirs of Allotment M 305A-E BIA #7420A49625	Windsor Bakken LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 5: SE/4SE/4	na	40.00
143	305 A-D	3/11/08 HBP	BIA Heirs of Allotment M 305A-D BIA#7420A49627	Windsor Bakken LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 5: SW/4SE/4	3372369	40.00
144	25	7/18/08 11/24/18 HBP	BIA Heirs of Allotment M 25 Bia# 7420A42066	Windsor Bakken LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 6: NE/4SW/4	na	40.00
145	452-A	3/20/08 5/12/13 HBP	BIA Heirs of Allotment M 452A BIA# 7420A49724	Windsor Bakken LLC	McLean	Township 150 North, Range 90 West, 5th P.M. Section 29: NE/4	na	160.00
146	353A-B	3/11/08 HBP	BIA Heirs of Allotment M 353A-B BIA #7420A49599	Windsor Bakken LLC	McLean	Township 150 North, Range 90 West, 5th P.M. Section 31: SE/4SE/4	na	40.00
147	353A-A	4/16/08 HBP	BIA Heirs of Allotment M 353A-A BIA# 7420A49693	Windsor Bakken LLC	McLean	Township 150 North, Range 90 West, 5th P.M. Section 31: SW/4SE/4	na	40.00
148	354 A	4/15/08 8/15/13 HBP	BIA Heirs of Allotment M 354A BIA# 7420A49690	Windsor Bakken LLC	McLean	Township 150 North, Range 90 West, 5th P.M. Section 32: E/2NE/4	na	80.00

8 of 38

JT No.	Allotted Tr/ Fed/St No.	Date	Lessor	Lessee	County	Description	Recorded Recpt. No.	Gross Acres
68	272	8/6/08 HBP	Allottees or Heirs of Allotme to Tract 301 M 272 BIA # 7420A41829	Questar Exploration and Production Company	Mountrail	Township 150 North, Range 92 West, 5th P.M. Section 3: Lot 4	352639	40.33
69	1448	8/26/08 HBP	Allottees or Heirs of Allotme to Tract 301 M 1448 BIA # 7420A41929	Questar Exploration and Production Company	Mountrail	Township 150 North, Range 92 West, 5th P.M. Section 22: E/2NE	354323	80.00
70	413A	8/7/08 HBP	Allottees or Heirs of Allotme to Tract 301 M 413A BIA # 7420A41816	Questar Exploration and Production Company	Mountrail	Township 150 North, Range 92 West, 5th P.M. Section 13: N/2NWSW, N/2S/2NWSW, N/2S/2SENW, N/2SENW, SWNW	354322	100.00
71	394A	10/1/08 HBP	Allottees or Heirs of Allotme to Tract 301 M 394A BIA # 7420A42017	Questar Exploration and Production Company	Mountrail	Township 150 North, Range 92 West, 5th P.M. Section 4: N/2SE	352503	80.00
72	376A	1/8/09 HBP	Allottees or Heirs of Allotme to Tract 301 M 376A BIA # 7420A42142	Questar Exploration and Production Company	Mountrail	Township 150 North, Range 92 West, 5th P.M. Section 16: SE	354324	160.00
109	NDM-098558	1/1/09 HBP	United States of America	Questar Exploration and Production Company	Mountrail	Township 152 North, Range 92 West, 5th P.M. Section 27: NW/4, E/2SW/4, SE/4 34: NE/4, E/2E/2NW/4, E/2SE/4, E/2W/2SE/4 35: N/2	362507	1040.00
110	NDM-099117	8/1/09 HBP	United States of America	Transcontinent Oil Company	Mountrail	Township 152 North, Range 92 West, 5th P.M. Section 35: SW/4	na	160.00
111	NDM-099119	8/1/09 HBP	United States of America	Transcontinent Oil Company	Mountrail	Township 152 North, Range 93 West, 5th P.M. Section 11: Lot 8, S/2S/2SE/4SE/4 12: S/2S/2S/2SW/4, SW/4SW/4SE/4	na	84.91
113	1406	10/22/08 HBP	Allottees or Heirs of Allotme to Tract 301 M 1406 BIA# 7420A42073	Questar Exploration and Production Company	Mountrail	Township 150 North, Range 92 West, 5th P.M. Section 10: SW/4SE/4	356823	40.00
114	1407	10/22/08 HBP	Allottees or Heirs of Allotme to Tract 301 M 1407 BIA# 7420A42030	Questar Exploration and Production Company	Mountrail	Township 150 North, Range 92 West, 5th P.M. Section 11: E/2SW/4	356824	80.00

9 of 38

138	NDM 098716	1/1/09 HBP	United States of America	Slawson Exploration Company, Inc.	Mountrail	Township 152 North, Range 92 West, 5th P.M. Section 27: NE/4	na	160.00
139-A	na	10/9/07 HBP	Sherri Lyn Reynolds	Great Northern Energy, Inc.	Mountrail	Township 152 North, Range 92 West, 5th P.M. Section 27: W/2SW/4	333841	80.00
139-B	na	9/1/05 HBP	Evelyn M. Reynolds	Great Northern Energy, Inc.	Mountrail	Township 152 North, Range 92 West, 5th P.M. Section 27: W/2SW/4	318963	80.00
139-C	na	9/1/05 HBP	Kenneth H. Reynolds	Great Northern Energy, Inc.	Mountrail	Township 152 North, Range 92 West, 5th P.M. Section 27: W/2SW/4	318969	80.00
140-A	na	10/11/05 HBP	Sherri Lyn Reynolds	Great Northern Energy, Inc.	Mountrail	Township 152 North, Range 92 West, 5th P.M. Section 34: W/2E/2NW/4, W/2NW/4	319373	120.00
140-B	na	9/1/05 HBP	Jean G. Rohde, individually and as Trustee of the J.G. Rohde Living Trust dated 5-18-98 and Trustee of the Anton O. Rhode Credit Trust, Successor to the A.O. Rohde Living Trust dated 5-18-98	Great Northern Energy, Inc.	Mountrail	Township 152 North, Range 92 West, 5th P.M. Section 34: W/2E/2NW/4, W/2NW/4	318968	120.00
1	301-7420A48	9/19/07 12/1/07	The Three Affliated Tribes of the Fort Berthold Reservation	JT Energy, LLC		Mountrail County, North Dakota	335196	56,120.64
					Mountrail	Township 150 North, Range 92 West, 5th P.M. Section 25: All Section 26: SE/4, E/2NE/4, N/2NW/4 Section 27: NE/4 Section 28: SW/4, S/2SE/4 Section 29: Lot 1, E/2, N/2SW/4, SESW, E/2NW/4, N/2NW/4NW/4, S/2SW/4NW/4 Section 30: Lots 1, 2, 3, 4, 5, 7, S/2NE/4, NENW Section 32: Lots 1, 2, 4, 5, N/2NE/4 Section 33: Lots 1, 2, 3, 4, NE/4, N/2NW/4 Section 34: Lots 1, 2, 3, NW/4, W/2NE/4, SENE, N/2SE/4, SESE, NESW Section 35: S/2, NE/4, E/2NW/4, SWNW Section 36: Lot 1, N/2, N/2S/2, S/2SW/4, SWSE		

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1	301-7420A48	9/19/07 12/1/07	The Three Affiliated Tribes of the Fort Berthold Reservation	JT Energy, LLC	Mountrail	Township 149 North, Range 92 West, 5th P.M. Section 1: Lots 1, 2, 3, 4, 5 Section 2: Lots 1, 2, 3, 4, 5, 6, 7, 8 Section 3: Lot 1

Dunn County, North Dakota 3026437

Dunn
Township 150 North, Range 92 West, 5th P.M.
Section 30: Lot 6
Section 31: Lots 1, 2, 3, 4, 5, 6, SE/4, SENW, SWNE, E/2E/2SW/4
Section 32: Lots 3, 6, 7, 8, S/2SW/4, NWSW, SWSE
Section 33: Lots 5, 6, 7

Dunn
Township 150 North, Range 91 West, 5th P.M.
Section 29: Lots 3, 4, 5, 6, SESW, E/2SE/4, SWSE
Section 31: Lots 5, 6, 7, 8, SENE, SE/4
Section 32: N/2, SE/4
Section 33: All
Section 36: Lots 1, 2, 3, 4, 5, N/2SW/4, NW/4

Dunn
Township 149 North, Range 92 West, 5th P.M
Section 1: Lots 6, 7, 8, 9, E/2SE/4, N/2SW/4SW/4, NW/4SE/4SW/4
Section 2: Lots 9, 10, 11, 12, S/2S/2
Section 3: Lots 2, 3, 4, 5, N/2SW/4, W/2SE/4, SESE, SWNW, E/2SE/4SW/4
Section 4: Lots 1, 2, 3, 4, S/2N/2, E/2SW/4, N/2NW/4SW/4
Section 5: Lots 1, 2, N/2S/2NE/4
Section 6: Lots 1, 2, 3, 4, 5, 6, 7, E/2SW/4, SENW

Dunn
Township 149 North, Range 91 West, 5th P.M
Section 3: Lots 1, 2, 3, 4, S/2N/2, S/2
Section 4: Lots 1, 2, 3, 4, SE/4, SENW, S/2NE/4, NESW
Section 6: Lots 2, 3, 4, 5, 6, NESW, W/2SE/4SW/4
Section 9: NENE
Section 10: E/2, E/2NW/4, NWNW
Section 11: Lots 1, 2, 3, 4, S/2SE/4, SW/4, W/2NW/4
Section 14: All
Section 15: E/2E/2, E/2SW/4NE/4, E/2NW/4NE/4
Section 23: E/2, N/2NW/4, SENW, N/2SW/4
Section 25: Lots 1, 2, 3, 4, W/2W/2, E/2NW/4, NESW
Section 26: SE/4, E/2NE/4
Section 30: Lot 4, SESW
Section 34: SENE, E/2SE/4, E/2NW/4SE/4
Section 35: E/2, NENW, SWSW, W/2SE/4SW/4
Section 36: Lots 1, 2, 3, 4, W/2W/2

11 of 38

1	301-7420A48	9/19/07 12/1/07	The Three Affliated Tribes of the Fort Berthold Reservation	JT Energy, LLC	Dunn Dunn Dunn	Township 148 North, Range 92 West, 5th P.M. Section 1: Lot 4, SWNW, W/2SW/4 Section 2: Lot 1, SENE, E/2SE/4 Section 5: NESE Section 9: SE/4 Section 21: E/2SE/4 Section 22: W/2SW/4, W/2SE/4SW/4 Section 24: E/2NE, NESE Section 25: Lots 1, 2, 3, 4, 5, 6, 7, 8, NW/4, N/2NE/4, NWSW Section 26: W/2SW/4, SWNW, W/2SE/4NW/4, W/2NE/4SW/4, SESE Section 27: NW/4, S/2SW/4, NESW, SE/4, S/2NE/4, S/2N/2NE/4 Section 28: SW/4, S/2SE/4, NWSE Section 29: S/2, W/2NW/4, W/2E/2NW/4 Section 30: Lots 2, 3, 4, E/2SW/4, SE/4 Section 31: Lot 4, NESE, N/2NE/4NE/4 Section 32: Lots 1, 2, 3, 4, 5, N/2SW/4, N/2N/2N/2, S/2S/2NW/4, S/2SW/4NE/4 Section 33: Lots 1, 2, 3, 4, 5, 6, 7, 8, S/2S/2, N/2N/2 Section 34: Lots 1, 2, 3, 4, 5, 6, N/2, N/2SE/4 Section 35: Lots 1, 2, 3, 4, 5, 6, N/2, N/2SW/4 Section 36: Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, S/2NW/4, SESE Township 148 North, Range 91 West, 5th P.M. Section 4: Lots 1, 2, 3, 4, 5, 6, S/2N/2, SW/4, W/2SE/4 Section 5: Lots 1, 2, 3, S/2NE/4, SE/4, S/2SW/4 Section 6: SE/4, NESW Section 7: SE/4 Section 8: E/2, N/2NW/4, N/2SE/4NW/4, SW/4 Section 9: Lots 1, 2, 3, 4, W/2E/2, W/2 Section 16: Lots 1, 2, 3, 4, W/2E/2, W/2 Section 17: E/2, E/2W/2, SWNW, NWSW Township 147 North, Range 92 West, 5th P.M. Section 3: Lots 1, 2, 3, 4, SWNW, NWSW, SENE, E/2SW/4NE/4, W/2SE/4NW/4 Section 4: Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, NESE, SENE, SWSW, W/2NE/4SW/4, W/2SE/4NW/4 Section 5: Lots 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, SENE, SESE Section 6: Lots 1, 2, 3, 4, 5, 8, 9, S/2NE/4, NESE, SENW, SESW Section 7: Lots 1, 2, 3, 5, 6, 8, 9, 10, 11, 12, 13, E/2SE/4, S/2NE/4 Section 8: Lots 1, 2, 3, 4, 5, 6, 7, SW/4, E/2SE/4, SWNW, SENE, E/2NW/4SE/4 Section 9: W/2W/2, NENW, SESW, S/2NE/4SW/4 Section 16: W/2NW/4 Section 17: Lots 1, 2, 3, 4, 6, 7, 8, SWSW, E/2NW/4, S/2S/2SE/4, E/2NE/4NE/4, E/2SE/4NE/4, N/2SW/4SE/4 Section 18: Lots 1, 2, 3, 4, 5, 6, 7, SE/4, E/2W/2, SWNE

12 of 38

1 301-7420A48 9/19/07 12/1/07 The Three Affiliated Tribes of the Fort Berthold Reservation JT Energy, LLC

McLean County, North Dakota 3360318

McLean Township 150 North, Range 91 West, 5th P.M.

Section 1: Lot 4, SWNW, W/2SW/4, SESW, W/2SE/4, SESE
Section 2: Lots 1, 2, 3, 4, S/2N/2, SW/4
Section 11: Lots 1, 2, N/2SW/4, NW/4, E/2
Section 12: All
Section 13: All
Section 14: Lots 1, 2, 3, SWNW, SW/4, E/2
Section 23: Lots 1, 2, 3, 4, N/2
Section 24: Lots 1, 2, 3, NESW, N/2SE/4, SESE, N/2
Section 29: Lots 1, 2
Section 31: Lots 1, 2, 3, 4
Section 36: Lot 6

McLean Township 150 North, Range 90 West, 5th P.M.

Section 6: Lot 3
Section 7: Lot 2
Section 18: Lot 1 also described as the NWNW, Lot 2 also described as the SWNW, W/2 of Lot 3 also described as the W/2NW/4SW/4, W/2 of Lot 4 also described as the W/2SW/4SW/4
Section 19: Lots 1, 2, 3, 4, E/2W/2, E/2
Section 25: SW/4
Section 26: SENW
Section 29: S/2NW/4
Section 30: Lots 1, 2, 3, 4, E/2W/2, NE/4, N/2SE/4
Section 31: Lots 1, 2, 3, 4, E/2W/2
Section 34: NWSE

McLean Township 149 North, Range 91 West, 5th P.M

Section 1: Lots 1, 2, 3, 4, 5, S/2NE/4, SE/4, SWNW, N/2SW/4, SESW

13 of 38

1	301-7420A48	9/19/07 12/1/07	The Three Affliated Tribes of the Fort Berthold Reservation	JT Energy, LLC	McLean	Township 149 North, Range 90 West, 5th P.M. Section 4: E/2SW, SWSW, SWSE Section 6: Lots 4, 5, 6, 7 Section 7: Lots 1, 2, 3, 4, E/2W/2, S/2SE/4 Section 8: SE/4, S/2NE/4, NENE, E/2NW/4NE/4, E/2SW/4, SWSW, SENW, E/2SW/4NW/4, SE/4NW/4NW/4, SW/4NE/4NW/4 Section 9: W/2, SE/4, S/2NE/4, NWNE Section 10: SE/4, E/2W/2, W/2NE/4, SWSW Section 11: E/2SE/4, SWSW Section 12: S/2S/2 Section 13: W/2, W/2SE/4, N/2NE/4, SWNE, W/2SE/4NE/4 Section 14: All Section 15: All Section 16: All Section 17: All Section 18: Lots 1, 2, 3, 4, E/2W/2, E/2 Section 20: All Section 21: SW/4, W/2NW/4, W/2NE/4, N/2NE/4NE/4, E/2SE/4, W/2W2SE/4 Section 22: N/2NW/4, E/2SE/4NW/4, N/2N/2NE/4 Section 23: N/2NE/4, N/2N/2NW/4 Section 24: NWNE, W/2NE/4NE/4 Section 27: N/2SW/4, SWNW Section 28: N/2, N/2SE/4, NWSW Section 29: All Section 31: Lots 1, 2, 3, 4, E/2E/2 Section 32: All Section 33: W/2SW/4

14 of 38

1	301-7420A48	9/19/07 12/1/07	The Three Affiliated Tribes of the Fort Berthold Reservation	JT Energy, LLC	McLean	Township 148 North, Range 91 West, 5th P.M. Section 1: Lots 1, 2, 3, 4, S/2N/2, S/2 Section 2: Lots 1, 2, 3, 4, S/2N/2, S/2 Section 11: All Section 12: W/2, W/2NE/4 Section 14: W/2, W/2NE/4, W/2NW/4SE/4 Section 23: All Section 24: S/2, E/2NE/4, SWNW Section 25: All
					McLean	Township 148 North, Range 90 West, 5th P.M. Section 5: S/2 Section 8: NW/4, S/2SW/4, NESW, E/2E/2NW/4SW/4 Section 17: N/2NW/4, N/2S/2NW/4, W/2SE/4 Section 19: Lots 3, 4, E/2SW/4, S/2SE/4 Section 20: SW/4, S/2NW/4, SWSE Section 21: E/2SE/4, E/2W/2SE/4, E/2SW/4NE/4 Section 28: S/2, S/2N/2, N/2NE/4, W/2NW/4NW/4 Section 29: All Section 30: Lots 1, 2, 3, 4, E/2W/2, E/2 together wih all adjacent strips, parcels, riparian and riverbed rights on and adjacent to the lands described above and covered by the oil and gas lease.

15 of 38

__Wells__:

Including but not limited to any and all wells located within the Lands and Leases, described below:

[continued on next page]

16 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
CACTUS 149-92-35B-05H TF	3302502714	DUNN	ND	148N 149N	92W	E/2: 5, W/2: 4 35
CHARGING EAGLE 10-14-11-2H	3302502105	DUNN	ND	147N	92W	11 & 14
CHARGING EAGLE 10-14-11-2H3	3302502106	DUNN	ND	147N	92W	11 & 14
CHARGING EAGLE 10-14-11-3H	3302502796	DUNN	ND	147N	92W	11 & 14
CHARGING EAGLE 10-14-11-3H3	3302502808	DUNN	ND	147N	92W	11 & 14
CHARGING EAGLE 1-22-10H	3302500828	DUNN	ND	147N	92W	10 & 15
CHARGING EAGLE 1-22-23H	3302500856	DUNN	ND	147N	92W	23
CHARGING EAGLE 14-14-10-2H	3302502102	DUNN	ND	147N	92W	10, 11, 14 & 15
CHARGING EAGLE 14-14-10-2H3	3302502101	DUNN	ND	147N	92W	10, 11, 14 & 15
CHARGING EAGLE 14-14-10-3H3	3302502103	DUNN	ND	147N	92W	10, 11, 14 & 15
CHARGING EAGLE 14-14-24-16H3	3302502104	DUNN	ND	147N	92W	23 & 24
CHARGING EAGLE 15-14-11-4H	3302501161	DUNN	ND	147N	92W	11 & 14
CHARGING EAGLE 15-14-24-16H	3302501162	DUNN	ND	147N	92W	23 & 24
CHARGING EAGLE 15-19-18-2H	3302502888	DUNN	ND	147N	91W	18 & 19
CHARGING EAGLE 15-19-18-2H3	3302502889	DUNN	ND	147N	91W	18 & 19
CHARGING EAGLE 15-19-18-3H3	3302502887	DUNN	ND	147N	91W	18 & 19
CHARGING EAGLE 15-19-18-4H3	3302502886	DUNN	ND	147N	91W	18 & 19
CHARGING EAGLE 15-21-16-2H	3302501889	DUNN	ND	147N	92W	16 & 21
CHARGING EAGLE 15-21-16-2H3	3302501890	DUNN	ND	147N	92W	16 & 21
CHARGING EAGLE 15-21-16-3H3	3302501888	DUNN	ND	147N	92W	16 & 21

17 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
CHARGING EAGLE 15-21A-16-3H	3302502853	DUNN	ND	147N	92W	16 & 21
CHARGING EAGLE 15-21A-16-4H	3302502855	DUNN	ND	147N	92W	16 & 21
CHARGING EAGLE 15-21A-16-4H3	3302502854	DUNN	ND	147N	92W	16 & 21
CHARGING EAGLE 15-22-15-3H3	3302501412	DUNN	ND	147N	92W	15 & 22
CHARGING EAGLE 15-22-15-4H	3302501218	DUNN	ND	147N	92W	15 & 22
CHARGING EAGLE 16-21-16-1H	3302501891	DUNN	ND	147N	92W	16 & 21
CHARGING EAGLE 16-21-16-1H3	3302501892	DUNN	ND	147N	92W	16 & 21
CHARGING EAGLE 16-21-16-1HA	3302501893	DUNN	ND	147N	92W	16 & 21
CHARGING EAGLE 21-25-2H	3302503130	DUNN	ND	147N	92W	13 & 24
CHARGING EAGLE 21-25-2TFH	3302503129	DUNN	ND	147N	92W	13 & 24
CHARGING EAGLE 21-25H	3302503128	DUNN	ND	147N	92W	13 & 24
CHARGING EAGLE 21-25TFH	3302503127	DUNN	ND	147N	92W	13 & 24
CHARGING EAGLE 9-19-18-1H3	3302502843	DUNN	ND	147N	91W	18 & 19
CHARGING EAGLE 9-19-18-2H3	3302502826	DUNN	ND	147N	91W	18 & 19
CHARLES BLACKHAWK 31-30HA	3302501657	DUNN	ND	148N	92W	30 & 31
CHARLES BLACKHAWK 31-30HB	3302501659	DUNN	ND	148N	92W	30 & 31
CHARLES BLACKHAWK 31-30HC	3302501661	DUNN	ND	148N	92W	30 & 31
CHARLES BLACKHAWK 31-30HD	3302501663	DUNN	ND	148N	92W	30 & 31
CHARLES BLACKHAWK 31-30HUL	3302504086	DUNN	ND	148N	92W	29, 30, 31 & 32
CHARLES BLACKHAWK 31-30HX	3302501658	DUNN	ND	148N	92W	30 & 31

18 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
CHARLES BLACKHAWK 31-30HY	3302501660	DUNN	ND	148N	92W	30 & 31
CHARLES BLACKHAWK 31-30HZ	3302501662	DUNN	ND	148N	92W	30 & 31
CHARLES BLACKHAWK 31-30HZL	3302504085	DUNN	ND	148N	92W	29, 30, 31 & 32
DESERT ROSE 149-92-35A-04H TF	3302503218	DUNN	ND	148N 149N	92W	E/2: 5, W/2: 4 35
EDWARD GOODBIRD 9HA	3302501693	DUNN	ND	149N	91W	9
EDWARD GOODBIRD 9HC	3302501695	DUNN	ND	149N	91W	9
EDWARD GOODBIRD 9HD	3302501694	DUNN	ND	149N	91W	9
EUPHORBIA 149-92-35B-05H	3302502715	DUNN	ND	148N 149N	92W	E/2: 5, W/2: 4 35
FBIR BIRD 21X-19A	3302503644	DUNN	ND	149N	91W	19 & 30
FBIR BIRD 21X-19B	3302503642	DUNN	ND	149N	91W	19 & 30
FBIR BIRD 21X-19B	3302503642	DUNN	ND	149N	91W	19 & 30
FBIR BIRD 21X-19E	3302503643	DUNN	ND	149N	91W	19 & 30
FBIR BIRD 21X-19F	3302503641	DUNN	ND	149N	91W	19 & 30
FBIR BIRD 31X-19	3302501198	DUNN	ND	149N	91W	19 & 30
FBIR BIRD 31X-19D	3302501874	DUNN	ND	149N	91W	19 & 30
FBIR BIRD 31X-19G	3302501872	DUNN	ND	149N	91W	19 & 30
FBIR BIRD 31X-19H	3302501873	DUNN	ND	149N	91W	19 & 30

19 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
FBIR GEORGEBLACKHAWK 21X-6B	3302501317	DUNN	ND	148N	91W	6 & 7
FBIR GRINNELL 34X-33A	3302502862	DUNN	ND	149N	91W	28 & 33
FBIR GRINNELL 34X-33B	3302502860	DUNN	ND	149N	91W	28 & 33
FBIR GRINNELL 34X-33C	3302501302	DUNN	ND	149N	91W	28 & 33
FBIR GRINNELL 34X-33D	3302502857	DUNN	ND	149N	91W	28 & 33
FBIR GRINNELL 34X-33E	3302502861	DUNN	ND	149N	91W	28 & 33
FBIR GRINNELL 34X-33F	3302502859	DUNN	ND	149N	91W	28 & 33
FBIR GRINNELL 34X-33G	3302502858	DUNN	ND	149N	91W	28 & 33
FBIR GRINNELL 41X-1C	3302501303	DUNN	ND	148N	92W	1 & 2
FBIR HUNTSALONG 31X-2	3302501418	DUNN	ND	149N	91W	E/2: 31
FBIR IRONWOMAN 21X-10AXD	3302503494	DUNN	ND	148N	92W	9, 10, 15 & 16
FBIR NELLIEOLDMOUSE 13X-13B	3302501348	DUNN	ND	148N	91W 92W	18 13
FBIR REESE 43X-33A	3302502940	DUNN	ND	149N	91W	34
FBIR REESE 43X-33B	3302502942	DUNN	ND	149N	91W	34
FBIR REESE 43X-33C	3302502944	DUNN	ND	149N	91W	34
FBIR REESE 43X-33D	3302502946	DUNN	ND	149N	91W	34

20 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
FBIR REESE 43X-33E	3302502941	DUNN	ND	149N	91W	34
FBIR REESE 43X-33F	3302502943	DUNN	ND	149N	91W	34
FBIR REESE 43X-33G	3302502945	DUNN	ND	149N	91W	34
FBIR WALKER 31X-36G	3302503391	DUNN	ND	148N 149N	92W	4 E/2: 35 & W/2: 36
FBIR YELLOWWOLF 31X-10DXA	3302503458	DUNN	ND	148N 149N	92W 91W	W/2: 2 & E/2: 3 31
FBIR YOUNGBEAR 31X-9A	3302502137	DUNN	ND	148N	92W	9 & 16
FBIR YOUNGBEAR 31X-9B	3302501248	DUNN	ND	148N	92W	9 & 16
FBIR YOUNGBEAR 31X-9BXC	3302503511	DUNN	ND	148N	92W	9 & 16
FBIR YOUNGBEAR 31X-9C	3302503513	DUNN	ND	148N	92W	9 & 16
FBIR YOUNGBEAR 31X-9D	3302503515	DUNN	ND	148N	92W	9 & 16
FBIR YOUNGBEAR 31X-9E	3302502138	DUNN	ND	148N	92W	9 & 16
FBIR YOUNGBEAR 31X-9F	3302502136	DUNN	ND	148N	92W	9 & 16
FBIR YOUNGBEAR 31X-9G	3302503512	DUNN	ND	148N	92W	9 & 16
FBIR YOUNGBEAR 31X-9H	3302503514	DUNN	ND	148N	92W	9 & 16
FINCH 148-92-22A-21H	3302503126	DUNN	ND	148N	92W	21 & 22
HAMMERHEAD 14-14TFH	3302503947	DUNN	ND	147N	92W	10, 11, 14 & 15

21 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
MHA 1-03-02H-149-92	3302501807	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 1-03-34H-150-92	3302501801	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 1-03-35H-150-92	3302501803	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 1-04-03H-149-91	3302501318	DUNN	ND	149N	91W	N/2: 3 & 4
MHA 1-04-33H-150-92	3302501990	DUNN	ND	149N 150N	92W	W/2: 4 W/2: 33
MHA 1-05-08H-147-92	3302501247	DUNN	ND	147N	92W	W/2: 5 & 8
MHA 1-06-01H-149-92	3302501037	DUNN	ND	149N	91W	S/2: 6 S/2: 1
MHA 1-06-05H-149-92	3302501753	DUNN	ND	149N 150N	92W	5 & E/2: 6 E/2: 31 & 32
MHA 1-06-07H-147-92	3302502051	DUNN	ND	147N	92W	W/2: 6 & 7
MHA 1-06-31H-150-92	3302500971	DUNN	ND	149N 150N	92W	W/2: 6 W/2: 31
MHA 1-06-32H-150-92	3302501758	DUNN	ND	149N 150N	92W	5 & E/2: 6 E/2: 31 & 32
MHA 1-10-11H-149-91	3302502127	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 1-10-14H-149-91	3302502131	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 1-10-15H-149-91	3302502135	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 1-27-34H-148-92	3302502314	DUNN	ND	148N	92W	27 & 34
MHA 1-28-29H-148-92	3302502266	DUNN	ND	148N	92W	28 & 29

22 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
MHA 1-31-25H-150-92	3302501476	DUNN	ND	150N	91W 92W	30 & 31 25 & 36
MHA 1-31-30H-150-91	3302501470	DUNN	ND	150N	91W 92W	30 & 31 25 & 36
MHA 1-31-36H-150-92	3302501472	DUNN	ND	150N	91W 92W	30 & 31 25 & 36
MHA 1-32-29H-150-91	3302501321	DUNN	ND	150N	91W	E/2: 29 & 32
MHA 1-32-33H-148-92	3302501394	DUNN	ND	148N	92W	N/2: 32 & 33
MHA 2-03-02H-149-92	3302501809	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 2-03-35H-150-92	3302501805	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 2-04-03H-149-91	3302501988	DUNN	ND	149N	91W	S/2: 3 & 4
MHA 2-04-33H-150-92	3302501992	DUNN	ND	149N 150N	92W	4 33
MHA 2-05-04H-148-91	3302501567	DUNN	ND	148N	91W	SW/4: 3, S/2: 4 & 5
MHA 2-06-01H-149-92	3302501038	DUNN	ND	149N	91W 92W	S/2: 6 S/2: 1
MHA 2-06-05H-149-92	3302501751	DUNN	ND	149N 150N	92W	5 & E/2: 6 E/2: 31 & 32
MHA 2-06-07H-147-92	3302501543	DUNN	ND	147N	92W	E/2: 6 & 7
MHA 2-06-31H-150-92	3302501754	DUNN	ND	149N 150N	92W	E/2W/2 & W/2E/2: 6 E/2W/2 & W/2E/2: 31
MHA 2-06-32H-150-92	3302501756	DUNN	ND	149N 150N	92W	5 & E/2: 6 E/2: 31 & 32
MHA 2-10-11H-149-91	3302502125	DUNN	ND	149N	91W	10, 11, 14 & 15

23 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
MHA 2-10-14H-149-91	3302502129	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 2-10-15H-149-91	3302502133	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 2-27-34H-148-92R	3302503169	DUNN	ND	148N	92W	27 & 34
MHA 2-28-29H-148-92	3302502272	DUNN	ND	148N	92W	28 & 29
MHA 2-31-25H-150-92	3302501468	DUNN	ND	150N	91W 92W	30 & 31 25 & 36
MHA 2-32-29H-150-91	3302501562	DUNN	ND	150N	91W	W/2: 29 & 32
MHA 2-32-33H-148-92	3302501545	DUNN	ND	148N	92W	S/2: 32 & 33
MHA 3-03-02H-149-92	3302501808	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 3-03-34H-150-92	3302501802	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 3-03-35H-150-92	3302501804	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 3-04-03H-149-91	3302501319	DUNN	ND	149N	91W	N/2: 3 & 4
MHA 3-04-33H-150-92	3302501991	DUNN	ND	149N 150N	92W	4 33
MHA 3-05-08H-147-92	3302501246	DUNN	ND	147N	92W	W/2: 5 & 8
MHA 3-06-01H-149-92	3302501450	DUNN	ND	149N	91W	N/2: 6 N/2: 1
MHA 3-06-07H-147-92	3302502050	DUNN	ND	147N	92W	W/2: 6 & 7
MHA 3-06-31H-150-92	3302501750	DUNN	ND	149N 150N	92W	E/2W/2 & W/2E/2: 6 E/2W/2 & W/2E/2: 31

24 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
MHA 3-06-32H-150-92	3302501757	DUNN	ND	149N 150N	92W	5 & E/2: 6 E/2: 31 & 32
MHA 3-10-11H-149-91	3302502126	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 3-10-14H-149-91	3302502130	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 3-10-15H-149-91	3302502134	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 3-27-34H-148-92	3302502313	DUNN	ND	148N	92W	27 & 34
MHA 3-28-29H-148-92	3302502265	DUNN	ND	148N	92W	28 & 29
MHA 3-31-25H-150-92	3302501467	DUNN	ND	150N	91W 92W	30 & 31 25 & 36
MHA 3-31-30H-150-91	3302501471	DUNN	ND	150N	91W 92W	30 & 31 25 & 36
MHA 3-31-36H-150-92	3302501473	DUNN	ND	150N	91W 92W	30 & 31 25 & 36
MHA 3-32-***29H*** -150-91	3302501320	DUNN	ND	150N	91W	E/2: 29 & 32
MHA 3-32-33H-148-92	3302501395	DUNN	ND	148N	92W	N/2: 32 & 33
MHA 4-03-02H-149-92	3302501810	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 4-03-35H-150-92	3302501806	DUNN	ND	149N 150N	92W	2 & 3 34 & 35
MHA 4-04-03H-149-91	3302501987	DUNN	ND	149N	91W	S/2: 3 & 4
MHA 4-04-33H-150-92	3302501993	DUNN	ND	149N 150N	92W	4 33
MHA 4-05-04H-148-91	3302501568	DUNN	ND	148N	91W	SW/4: 3, S/2: 4 & 5

25 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
MHA 4-06-01H-149-92	3302501451	DUNN	ND	149N	91W 92W	N/2: 6 N/2: 1
MHA 4-06-07H-147-92	3302501542	DUNN	ND	147N	92W	E/2: 6 & 7
MHA 4-06-31H-150-92	3302501759	DUNN	ND	149N 150N	92W	5 & E/2: 6 E/2: 31 & 32
MHA 4-06-32H-150-92	3302501755	DUNN	ND	149N 150N	92W	5 & E/2: 6 E/2: 31 & 32
MHA 4-10-11H-149-91	3302502124	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 4-10-14H-149-91	3302502128	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 4-10-15H-149-91	3302502132	DUNN	ND	149N	91W	10, 11, 14 & 15
MHA 4-27-34H-148-92R	3302503170	DUNN	ND	148N	92W	27 & 34
MHA 4-28-29H-148-92	3302502273	DUNN	ND	148N	92W	28 & 29
MHA 4-31-25H-150-92	3302501469	DUNN	ND	150N	91W 92W	30 & 31 25 & 36
MHA 4-32-29H-150-91	3302501563	DUNN	ND	150N	91W	W/2: 29 & 32
MHA 4-32-33H-148-92	3302501544	DUNN	ND	148N	92W	S/2: 32 & 33
MHA 5-04-33H-150-92	3302501949	DUNN	ND	149N 150N	92W	4 33
MHA 5-06-01H-149-92	3302502740	DUNN	ND	149N	91W 92W	6 1
MHA 5-06-05H-149-92	3302501752	DUNN	ND	149N 150N	92W	5 & E/2: 6 E/2: 31 & 32
MHA 5-06-07H-147-92	3302502053	DUNN	ND	147N	92W	W/2: 6 & 7

26 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
MHA 5-25-36H-148-92	3302502955	DUNN	ND	148N	92W	25 & 36
MHA 5-27-34H-148-92	3302502316	DUNN	ND	148N	92W	27 & 34
MHA 5-28-29H-148-92	3302502268	DUNN	ND	148N	92W	28 & 29
MHA 5-31-25H-150-92	3302501474	DUNN	ND	150N	91W 92W	30 & 31 25 & 36
MHA 5-32-29H-150-91	3302502786	DUNN	ND	150N	91W	29 & 32
MHA 6-04-33H-150-92	3302501947	DUNN	ND	149N 150N	92W	W/2 W/2: 3 & E/2 E/2: 4 E/2 E/2: 33 & W/2 W/2: 34
MHA 6-06-01H-149-92	3302502705	DUNN	ND	149N 150N	91W 92W 91W 92W	N/2: 6 N/2: 1 S/2: 31 S/2: 36
MHA 6-06-07H-147-92	3302502055	DUNN	ND	147N	92W	E/2: 6 & 7
MHA 6-28-29H-148-92	3302502270	DUNN	ND	148N	92W	28 & 29
MHA 6-32-29H-150-91	3302502706	DUNN	ND	150N	91W	W/2: 29, E/2: 30, E/2: 31 & W/2: 32
MHA 7-04-33H-150-92	3302501948	DUNN	ND	149N 150N	92W	4 33
MHA 7-06-01H-149-92	3302502741	DUNN	ND	149N	91W 92W	6 1
MHA 7-06-07H-147-92	3302502052	DUNN	ND	147N	92W	W/2: 6 & 7
MHA 7-27-34H-148-92	3302502315	DUNN	ND	148N	92W	27 & 34
MHA 7-28-29H-148-92	3302502267	DUNN	ND	148N	92W	28 & 29
MHA 7-31-25H-150-92	3302501475	DUNN	ND	150N	91W 92W	30 & 31 25 & 36

27 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
MHA 7-32-29H-150-91	3302502787	DUNN	ND	150N	91W	29 & 32
MHA 8-04-33H-150-92	3302501946	DUNN	ND	149N 150N	92W	W/2 W/2: 3 & E/2 E/2: 4 E/2 E/2: 33 & W/2 W/2: 34
MHA 8-06-01H-149-92	3302502704	DUNN	ND	149N 150N	91W 92W 91W 92W	N/2: 6 N/2: 1 S/2: 31 S/2: 36
MHA 8-06-07H-147-92	3302502054	DUNN	ND	147N	92W	E/2: 6 & 7
MHA 8-27-34H-148-92	3302502324	DUNN	ND	148N	92W	27 & 34
MHA 8-28-29H-148-92	3302502271	DUNN	ND	148N	92W	28 & 29
MHA 8-32-29H-150-91	3302502707	DUNN	ND	150N	91W	W/2: 29, E/2: 30, E/2: 31 & W/2: 32
NIGHTHAWK 6-34HUL	3302503887	DUNN	ND	148N 149N	92W	5 E/2: 34 & W/2: 35
OCOTILLO 149-92-35A-04H	3302502947	DUNN	ND	148N 149N	92W	E/2: 5, W/2: 4 35
REBUTIA 149-92-35B-05H	3302502719	DUNN	ND	148N 149N	92W	E/2: 5, W/2: 4 35
ROBIN 148-92-23B-24H	3302503125	DUNN	ND	148N	92W	23 & 24
SAGUARO 149-92-35A-04H &	3302502716	DUNN	ND	148N 149N	92W	E/2: 5, W/2: 4 35
SARAH YELLOW WOLF 22-27HC	3302501776	DUNN	ND	149N	91W	22 & 27
SKUNK CREEK 4-7-5-16HU	3302503826	DUNN	ND	148N	92W	5, 6, 7 & 8
SKUNK CREEK 4-7-8-1H3U	3302503827	DUNN	ND	148N	92W	5, 6, 7 & 8
TIGER 14-14H	3302503948	DUNN	ND	147N	92W	10, 11, 14 & 15

28 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
TWO SHIELDS BUTTE 5-7-24-16H3U	3302503661	DUNN	ND	149N	92W	S/2: 5 & 6, N/2: 7 & 8
TWO SHIELDS BUTTE 5-7-8-1H3U	3302503660	DUNN	ND	149N	92W	S/2: 5 & 6, N/2: 7 & 8
WOOLY TORCH 149-92-35A-04H	3302502933	DUNN	ND	148N 149N	92W	E/2: 5, W/2: 4 35
DAILEY 12-11LL	3305306608	MCKENZIE	ND	150N	95W	11 & 12
DAILEY 4-12/13H	3305303777	MCKENZIE	ND	150N	95W	12 & 13
DAILEY 4-12-13T2H	3305306605	MCKENZIE	ND	150N	95W	12 & 13
DAILEY 4-12-13TH	3305306607	MCKENZIE	ND	150N	95W	12 & 13
DAILEY 6-12-13BH	3305306604	MCKENZIE	ND	150N	95W	12 & 13
DAILEY 7-12-13BH	3305306606	MCKENZIE	ND	150N	95W	12 & 13
FOREMAN 12-11-1-2BH	3305307139	MCKENZIE	ND	150N	95W	1, 2, 11 & 12
FOREMAN 12-11-1-2T2H	3305307069	MCKENZIE	ND	150N	95W	1, 2, 11 & 12
HENDERSON 1-12-2-11BH	3305306844	MCKENZIE	ND	149N	95W	W/2: 1 & 12, E/2: 2 & 11
HENDERSON 1-12-2-11T2H	3305306845	MCKENZIE	ND	149N	95W	W/2: 1 & 12, E/2: 2 & 11
HENDERSON 36-25-35-26BH	3305306843	MCKENZIE	ND	150N	95W	W/2: 25 & 36, E/2: 26 & 35
HENDERSON 36-25-35-26T2H	3305306842	MCKENZIE	ND	150N	95W	W/2: 25 & 36, E/2: 26 & 35
HENDERSON 4-25H	3305302882	MCKENZIE	ND	150N	95W	25
JONES 4-24H	3305302885	MCKENZIE	ND	150N	95W	24

29 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
KIRKLAND 14-23-13-24LL	3305305885	MCKENZIE	ND	149N	95W	W/2: 13 & 24, E/2: 14 & 23
LEVANG 4-13H	3305302880	MCKENZIE	ND	150N	95W	13
LINSETH 13-12HW	3305303693	MCKENZIE	ND	149N	95W	12 & 13
NOKOTA 24-13-12HA	3305309264	MCKENZIE	ND	149N	95W	12, 13 & 24
NOKOTA 24-13-12HB	3305309265	MCKENZIE	ND	149N	95W	12, 13 & 24
NOKOTA 24-13-12HQ	3305309346	MCKENZIE	ND	149N	95W	12, 13 & 24
NOKOTA 24-13-12HX	3305309266	MCKENZIE	ND	149N	95W	12, 13 & 24
OMAHA WOMAN 24-13-12HC	3305309170	MCKENZIE	ND	149N	95W	12, 13 & 24
OMAHA WOMAN 24-13-12HD	3305309179	MCKENZIE	ND	149N	95W	12, 13 & 24
OMAHA WOMAN 24-13-12HIL	3305309333	MCKENZIE	ND	149N	94W 95W	7, 18 & 19 12, 13 & 24
OMAHA WOMAN 24-13-12HY	3305309169	MCKENZIE	ND	149N	95W	12, 13 & 24
OMAHA WOMAN 24-13-12HZ	3305309171	MCKENZIE	ND	149N	95W	12, 13 & 24
P. LEVANG 14-13-23-24LL	3305306254	MCKENZIE	ND	150N	95W	W/2: 13 & 24, E/2: 14 & 23
STATE 4-25-24T2H	3305306718	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 4-25-24TH	3305306716	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 4-36-1T2H	3305306801	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 4-36-1TH	3305306803	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36

30 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
STATE 4-36H	3305302883	MCKENZIE	ND	150N	95W	36
STATE 5-25-24TH	3305306720	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 5-36-1TH	3305306799	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 7-25-24BH	3305306715	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 7-36-1BH	3305306804	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 8-25-24BH	3305306717	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 8-36-1BH	3305306802	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 9-25-24BH	3305306719	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
STATE 9-36-1BH	3305306800	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
TIPI V 1-13-12BH	3305307497	MCKENZIE	ND	150N	95W	12 & 13
TIPI V 1-13-12TH	3305307496	MCKENZIE	ND	150N	95W	12 & 13
TIPI V 1-24-25TH	3305306685	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
TIPI V 13-12-7-18LL	3305307499	MCKENZIE	ND	150N	94W 95W	7 & 18 12 & 13
TIPI V 2-13-12TH	3305307452	MCKENZIE	ND	150N	95W	12 & 13
TIPI V 2-24-25BH	3305306686	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
TIPI V 2-24-25TH	3305306683	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
TIPI V 24-25-19-30BH	3305307863	MCKENZIE	ND	150N	94W 95W	19 & 30 24 & 25

31 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
TIPI V 3-13-12BH	3305307451	MCKENZIE	ND	150N	95W	12 & 13
TIPI V 3-13-12T2H	3305307454	MCKENZIE	ND	150N	95W	12 & 13
TIPI V 3-13-12TH	3305307456	MCKENZIE	ND	150N	95W	12 & 13
TIPI V 3-24-25BH	3305306684	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
TIPI V 3-24-25TH	3305308267	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
TIPI V 4-13-12BH	3305307453	MCKENZIE	ND	150N	95W	12 & 13
TIPI V 4-13-12TH	3305307498	MCKENZIE	ND	150N	95W	12 & 13
TIPI V 4-24-25BH	3305308266	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
TIPI V 5-13-12BH	3305307455	MCKENZIE	ND	150N	95W	12 & 13
VEGAS 1-1-36TH	3305308229	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
VEGAS 1-36-6-31LL	3305307795	MCKENZIE	ND	149N 150N	94W 95W 94W 95W	6 1 31 36
VEGAS 2-1-36BH	3305308230	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
VEGAS 2-1-36TH	3305308231	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
VEGAS 3-1-36BH	3305308232	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
VEGAS 3-1-36TH	3305308269	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36
VEGAS 4-1-36BH	3305308268	MCKENZIE	ND	149N 150N	95W	1 24, 25 & 36

32 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
CHARGING WILDCAT 22-31H	3305500182	MCLEAN	ND	150N	90W91W	S/2NW/4 & N/2SW/4: 31 S/2N/2 & N/2S/2: 34, 35 & 36
GOLDEN 22-31H	3305500136	MCLEAN	ND	150N	90W 91W	W/2W/2: 31 34, 35 & 36
GOODBIRD USA 34-7H	3305500148	MCLEAN	ND	150N	90W	6 & 7
GOODBIRD USA 44-7H	3305500155	MCLEAN	ND	150N	90W	6 & 7
LUKE NESET 22-31H	3305500184	MCLEAN	ND	150N	90W91W	W/2NW/4: 31 N/2: 34, 35 & 36
MHA 1-01-02H-149-91	3305500146	MCLEAN	ND	149N	90W 91W	SW/4: 6 S/2: 1 & 2
MHA 1-05-06H-149-90	3305500151	MCLEAN	ND	149N	90W	S/2: 5, SE/4: 6
MHA 1-08H-149-90	3305500124	MCLEAN	ND	149N	90W	8
MHA 1-09-16H-149-90	3305500153	MCLEAN	ND	149N	90W	W/2: 9 & 16
MHA 1-13-14H-150-91	3305500119	MCLEAN	ND	150N	91W	S/2: 13 & 14
MHA 1-18H-150-90	3305500114	MCLEAN	ND	150N	90W	18
MHA 1-19H-150-90	3305500135	MCLEAN	ND	150N	90W	19
MHA 1-29-30H-150-90	3305500131	MCLEAN	ND	150N	90W	S/2: 29 & 30
MHA 1-32-31H-150-90	3305500132	MCLEAN	ND	150N	90W	S/2: 31 & 32
MHA 2-01-02H-149-91	3305500147	MCLEAN	ND	149N	90W 91W	NW/4: 6 N/2: 1 & 2
MHA 2-04-03H-149-90	3305500137	MCLEAN	ND	149N	90W	N/2: 3 & 4
MHA 2-05-06H-149-90	3305500154	MCLEAN	ND	149N	90W	N/2: 5, NE/4: 6
MHA 2-07-18H-149-90	3305500145	MCLEAN	ND	149N	90W	E/2: 7 & 18

33 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
MHA 2-13-14H-150-91	3305500139	MCLEAN	ND	150N	91W	N/2: 13 & 14
MHA 2-29-30H-150-90	3305500138	MCLEAN	ND	150N	90W	N/2: 29 & 30
MHA 2-32-31H-150-90	3305500169	MCLEAN	ND	150N	90W	N/2 NE/4, NE/4 NW/4: 31 & N/2 N/2: 32
MHA 5-05-06H-149-90	3305500159	MCLEAN	ND	149N	90W	N/2: 5, NE/4: 6
MHA 5-13-14H-150-91	3305500142	MCLEAN	ND	150N	91W	S/2 N/2 & N/2 S/2: 13 & 14
MHA 5-29-30H-150-90	3305500164	MCLEAN	ND	150N	90W	S/2 N/2 & N/2 S/2: 29 & 30
MHA 5-32-31H-150-90	3305500170	MCLEAN	ND	150N	90W	S/2 NE/4, SE/4 NW/4: 31 & S/2 N/2: 32
MHA 6-05-06H-149-90	3305500152	MCLEAN	ND	149N	90W	S/2: 5, SE/4: 6
MHA 6-32-31H-150-90	3305500168	MCLEAN	ND	150N	90W	S/2 NE/4, N/2 SE/4, SE/4 NW/4, NE/4 SW/4: 31
MOOSE 6-7-TF	3305500195	MCLEAN	ND	150N	91W	1, 2 & 3
RUPPLE 1-4H-150-90	3305500118	MCLEAN	ND	150N	90W	W/2: 4
VORWERK USA 14-34H	3305500156	MCLEAN	ND	150N	90W	27 & 34
WAR EAGLE 22-31H	3305500183	MCLEAN	ND	150N	90W91W	W/2NW/4: 31 N/2: 34, 35 & 36
ADAM GOOD BEAR 15-22H	3306101480	MOUNTRAIL	ND	150N	92W	15 & 22
ADAM GOOD BEAR 15-22HC	3306102332	MOUNTRAIL	ND	150N	92W	15 & 22
ADAM GOOD BEAR 15-22HD	3306102334	MOUNTRAIL	ND	150N	92W	15 & 22
ADAM GOOD BEAR 15-22HW	3306102185	MOUNTRAIL	ND	150N	92W	15 & 22
ADAM GOOD BEAR 15-22HX	3306102186	MOUNTRAIL	ND	150N	92W	15 & 22

34 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
ADAM GOOD BEAR 15-22HY	3306102333	MOUNTRAIL	ND	150N	92W	15 & 22
ATLANTIS FEDERAL 1-34-35H	3306101229	MOUNTRAIL	ND	152N	92W	S/2: 34 & 35
ATLANTIS FEDERAL 2 SLH	3306103921	MOUNTRAIL	ND	151N 152N	92W	2 & 3 34 & 35
ATLANTIS FEDERAL 2-34-35H	3306103922	MOUNTRAIL	ND	152N	92W	S/2: 34 & 35
ATLANTIS FEDERAL 4-34-35MLH	3306103793	MOUNTRAIL	ND	152N	92W	S/2: 34 & 35
ATLANTIS FEDERAL 5-34-35MLH	3306103920	MOUNTRAIL	ND	152N	92W	S/2: 34 & 35
BRUNSELL 9-4HB	3306102657	MOUNTRAIL	ND	150N	92W	4 & 9
BRUNSELL 9-4HZ	3306102658	MOUNTRAIL	ND	150N	92W	4 & 9
DANCING BULL 16-21HC	3306102205	MOUNTRAIL	ND	150N	92W	16 & 21
DANCING BULL 16-21HD	3306102207	MOUNTRAIL	ND	150N	92W	16 & 21
DANCING BULL 16-21HZ	3306102206	MOUNTRAIL	ND	150N	92W	16 & 21
ELK 16-21H	3306101295	MOUNTRAIL	ND	150N	92W	16 & 21
ELK 16-21HW	3306102486	MOUNTRAIL	ND	150N	92W	16 & 21
ELK 16-21HX	3306102487	MOUNTRAIL	ND	150N	92W	16 & 21
ELK 17-20HE	3306103653	MOUNTRAIL	ND	150N	92W	16, 17, 20 & 21
FBIR 13-24H	3306101397	MOUNTRAIL	ND	150N	92W	13 & 24
FBIR 13-24HC	3306102428	MOUNTRAIL	ND	150N	92W	13 & 24
FBIR 13-24HD	3306102426	MOUNTRAIL	ND	150N	92W	13 & 24

35 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
FBIR 13-24HZ	3306102427	MOUNTRAIL	ND	150N	92W	13 & 24
GEORGE EVANS 11-2HC	3306101997	MOUNTRAIL	ND	150N	92W	2 & 11
GEORGE EVANS 11-2HD	3306101999	MOUNTRAIL	ND	150N	92W	2 & 11
GEORGE EVANS 11-2HZ	3306101998	MOUNTRAIL	ND	150N	92W	2 & 11
GLENN FOX 13-24HA	3306102885	MOUNTRAIL	ND	150N	92W	13 & 24
GLENN FOX 13-24HW	3306102886	MOUNTRAIL	ND	150N	92W	13 & 24
GLENN FOX 13-24HX	3306102887	MOUNTRAIL	ND	150N	92W	13 & 24
JACKKNIFE FEDERAL 1-27H	3306101454	MOUNTRAIL	ND	152N	92W	27
JUNIPER 15-22HE	3306103563	MOUNTRAIL	ND	150N	92W	15, 16, 21 & 22
LARCH 10-3HE	3306103562	MOUNTRAIL	ND	150N	92W	3, 4, 9 & 10
MASON 2-11H	3306101276	MOUNTRAIL	ND	150N	92W	2 & 11
MASON 2-11HA	3306101976	MOUNTRAIL	ND	150N	92W	2 & 11
MASON 2-11HWR	3306102133	MOUNTRAIL	ND	150N	92W	2 & 11
MASON 2-11HX	3306101978	MOUNTRAIL	ND	150N	92W	2 & 11
MHA 4-27-26H-150-92	3306104296	MOUNTRAIL	ND	150N	92W	26, 27, 28, 29 & 30
MHA 4-29-30H-150-92	3306104298	MOUNTRAIL	ND	150N	92W	26, 27, 28, 29 & 30
MHA 4-29-30H-150-92	3306104298	MOUNTRAIL	ND	150N	92W	26, 27, 28, 29 & 30
MHA 5-27-26H-150-92	3306104301	MOUNTRAIL	ND	150N	92W	26, 27, 28, 29 & 30

36 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
MHA 5-29-30H-150-92	3306104303	MOUNTRAIL	ND	150N	92W	26, 27, 28, 29 & 30
MHA 7-27-26H-150-92	3306104300	MOUNTRAIL	ND	150N	92W	26, 27, 28, 29 & 30
MHA 7-29-30H-150-92	3306104302	MOUNTRAIL	ND	150N	92W	26, 27, 28, 29 & 30
ORCA FEDERAL 1 SLH	3306104395	MOUNTRAIL	ND	152N	92W	22, 23, 26 & 27
PIKE FEDERAL 1 SLH	3306103309	MOUNTRAIL	ND	151N 152N	92W	3 & 4 S/2: 33 & 34
POSEIDON FEDERAL 1-34-35H	3306101127	MOUNTRAIL	ND	152N	92W	N/2: 34 & 35
POSEIDON FEDERAL 3-34-35TFH	3306102747	MOUNTRAIL	ND	152N	92W	N/2: 34 & 35
POSEIDON FEDERAL 5-34-35H	3306102749	MOUNTRAIL	ND	152N	92W	N/2: 34 & 35
POSEIDON FEDERAL 7-34-35TFH	3306102748	MOUNTRAIL	ND	152N	92W	N/2: 34 & 35
ROGGENBUCK 4-9HA	3306102917	MOUNTRAIL	ND	150N	92W	4 & 9
ROGGENBUCK 4-9HW	3306102918	MOUNTRAIL	ND	150N	92W	4 & 9
ROGGENBUCK 4-9HX	3306102916	MOUNTRAIL	ND	150N	92W	4 & 9
ROGGENBUCK 4-9HY	3306103166	MOUNTRAIL	ND	150N	92W	4 & 9
SLASHER {FEDERAL} 1 SLH	3306103924	MOUNTRAIL	ND	152N	92W	27 & 28, N/2: 33 & 34
SLASHER FEDERAL 2-22-27H	3306104392	MOUNTRAIL	ND	152N	92W	22 & 27
SLASHER FEDERAL 3-27-22MLH	3306104388	MOUNTRAIL	ND	152N	92W	22 & 27
SLASHER FEDERAL 4-27-22MLH	3306104390	MOUNTRAIL	ND	152N	92W	22 & 27
SLASHER FEDERAL 5-27-22TFH	3306104389	MOUNTRAIL	ND	152N	92W	22 & 27

37 of 38

WELL NAME	API	COUNTY	STATE	TWN	RNG	DSU SECTIONS
SLASHER FEDERAL 6-22-27H	3306104391	MOUNTRAIL	ND	152N	92W	22 & 27
SLASHER FEDERAL 7-22-27MLH	3306104393	MOUNTRAIL	ND	152N	92W	22 & 27
STATE OF ND 10-3H	3306101275	MOUNTRAIL	ND	150N	92W	3 & 10
STATE OF ND 10-3HA	3306102569	MOUNTRAIL	ND	150N	92W	3 & 10
STATE OF ND 10-3HC	3306101959	MOUNTRAIL	ND	150N	92W	3 & 10
STATE OF ND 10-3HW	3306102570	MOUNTRAIL	ND	150N	92W	3 & 10
STATE OF ND 10-3HY	3306101958	MOUNTRAIL	ND	150N	92W	3 & 10
STATE OF ND 10-3HZ	3306101960	MOUNTRAIL	ND	150N	92W	3 & 10
TRITON FEDERAL 6-34-35H	3306104608	MOUNTRAIL	ND	152N	92W	34 & 35
TRITON FEDERAL 8-34-35TFH	3306104607	MOUNTRAIL	ND	152N	92W	34 & 35
VAN HOOK - R/S 16-4H	3306101000	MOUNTRAIL	ND	150N	92W	4
VAN HOOK R/S 4HC	3306102509	MOUNTRAIL	ND	150N	92W	4 & 9
WALLEYE (FEDERAL) 1-12-11H	3306102545	MOUNTRAIL	ND	152N	93W	S/2: 11 & 12
WALLEYE (FEDERAL) 3-12-11TFH	3306102544	MOUNTRAIL	ND	152N	93W	S/2: 11 & 12
WALLEYE (FEDERAL) 4-12-11TF2H	3306102675	MOUNTRAIL	ND	152N	93W	S/2: 11 & 12
WALLEYE FEDERAL 12-12-11TF3H	3306103162	MOUNTRAIL	ND	152N	93W	S/2 S/2: 11 & 12

38 of 38

Exhibit B

Instruments of Conveyance

(Attached.)

Exhibit B To
Contribution and Exchange Agreement

EXHIBIT “B”

[County Name] Co., ND

Prepared by: Monette Harbert Dorchester Minerals, L.P. 3838 Oak Lawn Avenue, Suite 300 Dallas, Texas 75219	Return to: Monette Harbert Dorchester Minerals, L.P. 3838 Oak Lawn Avenue, Suite 300 Dallas, Texas 752

ASSIGNMENT AND CONVEYANCE

THE STATE OF NORTH DAKOTA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _______________	§

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, JSFM, LLC whose address is 3465 South Gaylord Court, #A418, Englewood, CO, 80113 (hereafter referred to as "Assignor") does hereby grant, bargain, transfer, sell, assign, and convey to Dorchester Minerals, L.P., whose address is 3838 Oak Lawn Ave., Suite 300, Dallas, Texas 75219 (hereafter referred to as "Assignee"), in and to the following (collectively, the “Properties”):

(a)    all of the Assignor’s undivided interests in and to the: (i) oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid hydrocarbons, associated gases, vaporous substances or minerals (collectively, “Oil and Gas”), and (ii) sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value whether or not generally produced from a wellbore in conjunction with the production of Oil and Gas (collectively, “Other Minerals”), in, on and under the properties, rights and interests (including, without limitation, Oil and Gas leases related thereto, royalty interests, overriding royalty interests, fee royalty interests, fee mineral interests, net profits interests and other interests) described in Exhibit A attached hereto and made a part hereof;

(b)    all of the Assignor’s interests in and to all Oil and Gas and/or Other Minerals unitization, lease pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby, as it relates to the properties, rights and interests described in subsection (a) above;

(c)    all of the Assignor’s interests in and rights under all operating agreements, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farm-out and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in subsection (a) or subsection (b) above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of Oil and Gas or Other Minerals produced from (or allocated to) such properties, rights and interests, as same may be amended or supplemented from time to time;

1

(d)    all interests in all Oil and Gas and Other Minerals produced from or allocated to the properties, rights and interests described in subsection (a) or subsection (b) above, and any products processed or obtained therefrom (collectively, the “Production”), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds relates occurred on, before or after April 1, 2021 (the “Reference Date”), other than proceeds of Production that are attributable to periods prior to the Reference Date and that are actually received by the Assignor prior to the Reference Date), and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdiction in which the Properties are located, or statutes made applicable to the Properties under federal law (or some combination of federal and state law);

(e)    all interests in all payments received, or to be received, in lieu of production from the properties, rights and interests described in subsection (a) or subsection (b) above (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after the Reference Date, other than payments attributable to periods prior to the Reference Date and that are actually received by the Assignor prior to the Reference Date), including, without limitation, (i) “take or pay” payments and similar payments, (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, (iii) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by the Assignor as a result of the Assignor (and/or its predecessors in title) taking or having taken less gas from lands covered by a property right or interest described in subsection (a) or subsection (b) above, than its ownership of such property right or interest would entitle it to receive and (iv) shut-in rental or royalty payments;

(f)    to the extent legally transferable, all interests in all favorable contract rights and choses in action (i.e., rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described in subsection (a) through (d) above regardless of whether the same arose, and/or the events which gave rise to the same occurred on, before or after the Reference Date hereof, and further regardless of whether same arise under contract, the law or in equity;

(g)    all interests of Assignor held under any extension or renewal of any Oil and Gas lease related to the properties, rights and interests described in subsection (a) through (d) above; and

(h)    all rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation executive rights (i.e., rights to execute leases), rights to receive bonuses and delay rentals and rights to grant pooling authority.

To the extent provided in the instruments creating and governing the same, the overriding royalty interests included in the Properties (the “Overriding Royalty Interest”) herein conveyed is a free Overriding Royalty Interest to Assignee, their heirs, successors and assigns, and shall be free of all exploration, development, production and operating costs, including but not limited to the costs of gathering, compressing, pressurizing, treating, dehydrating, separating, storing, transporting or processing the hydrocarbons to the storage tanks or into the market pipeline but shall bear its proportionate share of all taxes on production and shall be applicable to any lease renewal, extension, modification or new lease obtained. Provided, however, that if the said Oil and Gas leases cover less than the entire mineral fee estate, or if Assignor owns less than the entire leasehold estate in and under the lands covered thereby, the Overriding Royalty Interest assigned and conveyed shall be reduced to the proportion that the mineral interest or leasehold estate covered by the Oil and Gas leases bear to the full mineral interest or leasehold estate.

It is the intent that Assignor convey to Assignee (and Assignor does hereby convey to Assignee) any and all Overriding Royalty Interests to the lands and Oil and Gas leases and in and to any and all other lands and leases that Assignor may own or other overriding royalty interests in Dunn County, McKenzie County, McLean County or Mountrail County, North Dakota, whether or not such interests are specifically described herein.

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To the extent provided in the instruments creating and governing the same, if the Oil and Gas leases shall be renewed or extended as to all or any part of the lands covered thereby by the lessee thereunder, its successors or assigns, the Overriding Royalty Interest shall be effective as to the renewal or extended part of said Oil and Gas leases.

Any proceeds or revenues currently held in any suspense account attributable to production occurring prior to the effective date but which may be distributed after the effective date shall nevertheless be paid to Assignee. Assignor agrees to turn over and pay to Assignee any such suspended revenues paid to Assignor attributable to the interests assigned herein.

This Assignment and Conveyance is being executed and delivered pursuant to that certain Contribution and Exchange Agreement dated April 30, 2021 by and between Assignor and Assignee (the “Contribution Agreement”). Capitalized terms used, but not otherwise defined, herein shall have the meaning set forth in the Contribution Agreement. The Contribution Agreement contains certain terms and provisions related to the transactions contemplated hereby, all of which shall survive the execution and delivery of this instrument as provided in the Contribution Agreement.

This instrument binds to the parties and extends to be binding upon the parties’ heirs, legal representatives, successors and assigns and the terms and covenants hereof shall be deemed covenants running with the lands. This Assignment and Conveyance is further made and accepted subject to all of the terms, conditions, covenants and obligations contained in the applicable Oil and Gas leases. Assignor hereby agrees to WARRANT and FOREVER DEFEND marketable title to the Properties unto Assignee and its successors and assigns free and clear of any encumbrances (other than Permitted Encumbrances) only to the extent created by, through or under Assignor, but not otherwise. This Assignment and the conveyances contemplated by this instrument are made with full substitution and subrogation of Assignor, in and to all covenants and warranties by Assignor’s predecessors in title. Assignor agrees to execute such further assurances as may be requisite for the full and complete enjoyment of the rights herein granted.

IN WITNESS WHEREOF, this instrument is executed this _____ day of ________ 2021, but effective for all purposes as of April 1, 2021.

/Signature Pages Follow/

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Witnesses:	Assignor: JSFM, LLC

_________________________________	By:
Printed Name:
_________________________________	Title:

Witnesses:	Assignee: DORCHESTER MINERALS, L.P.

	By:	Dorchester Minerals Management LP, its General Partner

	By:	Dorchester Minerals Management GP, LLC, its General Partner

_________________________________	By:
	Name:	Bradley J. Ehrman
_________________________________	Title:	Chief Operating Officer

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ACKNOWLEDGMENTS

STATE OF COLORADO	§
§
COUNTY OF ARAPAHOE	§

This instrument was acknowledged before me on this day, by ____________, as ___________ of JSFM, LLC, a Wyoming limited liability company on behalf of said limited liability company.

Notary Public
My Commission Expires:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this day, by Bradley J. Ehrman, as Chief Operating Officer of Dorchester Minerals Management GP LLC, a Delaware limited liability company, as General Partner of Dorchester Minerals Management LP, a Delaware limited partnership, as General Partner of Dorchester Minerals, L.P., a Delaware limited partnership, on behalf of said limited liability company and limited partnerships.

Notary Public
My Commission Expires:

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Exhibit “A”

Attached to and made a part of that certain Assignment of Overriding Royalty Interest from JSFM, LLC to Dorchester Minerals, LP dated ___________ day of ________, 2021.

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Exhibit C

Excluded Properties

(Attached.)

Exhibit C To
Contribution and Exchange Agreement

EXHIBIT C

Attached to and made a part of that certain Contribution and Exchange Agreement by and between Dorchester Minerals, L.P. and JSFM, LLC

EXCLUDED PROPERTIES

None